                                                                   EXHIBIT 10(v)

================================================================================


                     TRANSFER AND ADMINISTRATION AGREEMENT


                                 by and among
                                 ------------


                               CSI FUNDING INC.,

                                as Transferor,


                            COMPUCOM SYSTEMS, INC.,

                     individually and as Collection Agent,


                        ENTERPRISE FUNDING CORPORATION,

                                  as Company,


                                      and
                                      ---

                              NATIONSBANK, N.A.,

                                   as Agent



                           Dated as of April 1, 1996

                                      as

                  Amended and Restated as of November 3, 1997

================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I
DEFINITIONS...............................................................    1
SECTION 1.1.   Certain Defined Terms......................................    1
SECTION 1.2.   Other Terms................................................   25
SECTION 1.3.   Computation of Time Periods................................   25

                                   ARTICLE II

TRANSFERS AND SETTLEMENTS.................................................   26
SECTION 2.1.   Facility...................................................   26
SECTION 2.2.   Transfers; Company Certificate; Eligible Receivables.......   26
SECTION 2.3.   Selection of Tranche Periods and Tranche Rates.............   29
SECTION 2.4.   Discount, Fees and Other Costs and Expenses................   30
SECTION 2.5.   Non-Liquidation Settlement and Reinvestment Procedures.....   30
SECTION 2.6.   Liquidation Settlement Procedures..........................   31
SECTION 2.7.   Fees.......................................................   32
SECTION 2.8.   Protection of Ownership Interest of the Company............   33
SECTION 2.9.   Deemed Collections; Application of Payments................   34
SECTION 2.10.  Payments and Computations, Etc.............................   35
SECTION 2.11.  Reports....................................................   35
SECTION 2.12.  Collection Account.........................................   36

                                  ARTICLE III

REPRESENTATIONS AND WARRANTIES............................................   37
SECTION 3.1.   Representations and Warranties.............................   37
SECTION 3.2.   Reaffirmation of Representations and Warranties by the
                Transferor................................................   41

                                   ARTICLE IV

CONDITIONS PRECEDENT......................................................   42
SECTION 4.1.  Conditions to Closing.......................................   42

                                                                            Page
                                                                            ----

                                   ARTICLE V
COVENANTS.................................................................   45
SECTION 5.1.   Affirmative Covenants of each of Transferor and the
                 Collection Agent.........................................   45
SECTION 5.2.   Negative Covenants.........................................   50

                                   ARTICLE VI

ADMINISTRATION AND COLLECTIONS.............................................  53
SECTION 6.1.   Appointment of Collection Agent.............................  53
SECTION 6.2.   Duties of Collection Agent..................................  53
SECTION 6.3.   Rights After Designation of New Collection Agent............  55
SECTION 6.4.   Responsibilities of each of the Transferor and CompuCom.....  56

                                  ARTICLE VII

TERMINATION EVENTS........................................................   58
SECTION 7.1    Termination Events.........................................   58
SECTION 7.2.   Termination................................................   61

                                  ARTICLE VIII

INDEMNIFICATION; EXPENSES; RELATED MATTERS................................   63
SECTION 8.1.   Indemnities................................................   63
SECTION 8.2.   Indemnity for Taxes, Reserves and Expenses.................   65
SECTION 8.3.   Other Costs, Expenses and Related Matters..................   67
SECTION 8.4.   Reconveyance Under Certain Circumstances...................   68

                                   ARTICLE IX

THE AGENT AND THE BANK COMMITMENT.........................................   69
SECTION 9.1    Authorization and Action...................................   69
SECTION 9.2.   Agent's Reliance, Etc......................................   70
SECTION 9.3.   Credit Decision............................................   71
SECTION 9.4.   Indemnification of the Agent...............................   72

                                                                            Page
                                                                            ----
SECTION 9.5.   Successor Agent............................................   72
SECTION 9.6.   Payments by the Agent......................................   73
SECTION 9.7.   Bank Commitment; Assignment to Bank Investors..............   73

                                   ARTICLE X

MISCELLANEOUS.............................................................   78
SECTION 10.1.  Term of Agreement..........................................   78
SECTION 10.2.  Waivers; Amendments........................................   78
SECTION 10.3.  Notices....................................................   78
SECTION 10.4.  Governing Law; Submission to Jurisdiction; Integration.....   80
SECTION 10.5.  Severability; Counterparts.................................   80
SECTION 10.6.  Successors and Assigns.....................................   81
SECTION 10.7.  [RESERVED].................................................   81
SECTION 10.8.  Confidentiality............................................   81
SECTION 10.9.  No Bankruptcy Petition Against the Company.................   82
SECTION 10.10  Limited Recourse; Waiver of Setoff.........................   82
SECTION 10.11. Grant of Security Interest.................................   83

EXHIBITS


EXHIBIT A      Form of Contract

EXHIBIT B      Credit and Collection Policy

EXHIBIT C      Form of Investor Report

EXHIBIT D      Form of Transfer Certificate

EXHIBIT E      Form of Settlement Statement

EXHIBIT F      List of Actions and Suits

EXHIBIT G      Schedule of Locations of Records

EXHIBIT H      List of Subsidiaries, Divisions
                     and Tradenames

EXHIBIT I      [Reserved]

EXHIBIT J      Form of Secretary's Certificate

EXHIBIT K      Form of Company Certificate

EXHIBIT L      Lockbox Banks and Accounts

EXHIBIT M      Form of Lockbox Agreement

EXHIBIT N      Certain Definitions

EXHIBIT O      Inventory Financing Agreement

                     TRANSFER AND ADMINISTRATION AGREEMENT


     This TRANSFER AND ADMINISTRATION AGREEMENT, dated as of April 1, 1996, as AMENDED AND RESTATED as of November 3, 1997 (from time to time, this "Agreement"), among CSI FUNDING INC., a Delaware corporation, as transferor (in
 ---------
such capacity, the "Transferor"), COMPUCOM SYSTEMS, INC., a Delaware
                    ----------
corporation, individually and as collection agent (in such capacity, the "Collection Agent"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the
 ----------------
"Company") and NATIONSBANK, N.A., as agent for the benefit of the Company and
 -------
the Bank Investors (the "Agent").
                         -----


                             PRELIMINARY STATEMENT
                             ---------------------


     WHEREAS, the parties hereto wish to amend and restate the Transfer and Administration Agreement dated as of April 1, 1996, as amended to the date hereof;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:



                                   ARTICLE I

                                  DEFINITIONS

     SECTION I.1.  Certain Defined Terms.  As used in this Agreement, the
                   ---------------------
following terms shall have the following meanings:

     "Adverse Claim" means a lien, security interest, charge or encumbrance, or
      -------------
other right or claim in, of or on any Person's assets or properties in favor of any other Person.

     "Advisory Fee" means the fee payable by the Transferor to the Agent
      ------------
pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

     "Affiliate" means, with respect to any Person, any other Person directly or
      ---------
indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

     "Affiliated Obligor" means any Obligor which is an Affiliate of another
      ------------------
Obligor.

     "Agent" means NationsBank, N.A., in its capacity as agent for the Company
      -----
and the Bank Investors, and any successor thereto appointed pursuant to Article IX.

     "Aggregate Unpaids" means, at any time, an amount equal to the sum of (i)
      -----------------
the aggregate accrued and unpaid Discount with respect to all Tranche Periods at such time, (ii) the Net Investment at such time, and (iii) all other amounts owed (whether due or accrued) hereunder by Transferor to the Company at such time.

     "Assignment" shall have the meaning specified in Section 9.7(a).
      ----------

     "Assignment Amount" with respect to a Bank Investor shall mean an amount
      -----------------
equal to the lesser of (i) such Bank Investor's Pro Rata Share of the Net Investment plus any amounts which remain unpaid pursuant to Section 9.7(d) hereof and (ii) such Bank Investor's unused Commitment.

     "Bank Investors" means NationsBank, N.A., and any assignee thereof pursuant
      --------------
to Article IX.

     "Base Rate" or "BR" means, a rate per annum equal to the greater of (i) the
      ---------      --
prime rate of interest announced by the Liquidity Provider from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider) and (ii) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it plus, in the case of this clause (ii), 1.50%.

     "Business Day" means any day excluding Saturday, Sunday and any day on
      ------------
which banks in New York, New York, Charlotte, North Carolina or Dallas, Texas are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

     "BR Tranche" means a Tranche as to which Discount is calculated at the Base
      ----------
Rate.

     "BR Tranche Period" means, with respect to a BR Tranche, prior to the
      -----------------
Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Company or the Liquidity Provider, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company or the Liquidity Provider, as the case may be, and after the Termination Date, a period of one day. If such BR Tranche Period would end on a day which is not a Business Day, such BR Tranche Period shall end on the next succeeding Business Day.

     "Capitalized Lease" of a Person means any lease of property by such Person
      -----------------
as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with generally accepted accounting principles.

     "CD Rate" shall mean, with respect to any CD Tranche Period, a rate which
      -------
is .75% in excess of a rate per annum equal to the sum (rounded upward to the nearest 1/100 of 1%) of (A) the rate obtained by dividing (x) the Certificate of Deposit Rate for such CD Tranche Period by (y) a percentage equal to 100% minus the stated maximum rate for all reserve requirements as specified in Regula-tion D (including without limitation any marginal, emergency, supplemental, special or other reserves) that would be applicable during such Tranche Period to a negotiable certificate of deposit in excess of $100,000, with a maturity approximately equal to such Tranche Period, of any member bank of the Federal Reserve System plus (B) the then daily net annual assessment rate (rounded upward, if necessary, to the nearest 1/100 of 1%) as estimated by the Liquidity Provider for determining the current annual assessment payable by the Liquidity Provider to the Federal Deposit Insurance Corporation for insuring such certificates of deposit.

     "CD Tranche" means a Tranche as to which Discount is calculated at the CD
      ----------
Rate.

     "CD Tranche Period" means, with respect to a CD Tranche, prior to the
      -----------------
Termination Date, a period of up to one month requested by the Transferor and agreed to by the Company or the Liquidity Provider, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company or the Liquidity Provider, as the case may be, and after the Termination Date, a period of one day. If such CD Tranche Period would end on a day which is not a Business Day, such CD Tranche Period shall end on the next succeeding Business Day.

     "Certificate of Deposit Rate" means, with respect to any CD Tranche Period,
      ---------------------------
the average of the bid rates determined by the Liquidity Provider to be bid rates per annum, at approximately 10:00 a.m. (New York City time) on the Business Day before the first day of the CD Tranche Period for which such CD Rate is to be applicable, of two or more New York certificate of deposit dealers of recognized standing selected by the Liquidity Provider for the purchase in New York from the Liquidity Provider at face value of certificates of deposit of the Liquidity Provider in an aggregate amount approximately comparable to the amount of the CD Tranche to which such CD Rate is to be applicable and with a maturity approximately equal to the applicable CD Tranche Period.

     "Closing Date" means November 3, 1997.
      ------------

     "Collateral Agent" has the meaning specified in Section 10.6(b).
      ----------------

     "Collections" means, with respect to any Receivable, all cash collections
      -----------
and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable, and any Deemed Collections of such Receivable.

     "Collection Account" means the account no. 653035022, established by the
      ------------------
Transferor and maintained at NationsBank, N.A.

     "Collection Agent" means at any time the Person then authorized pursuant to
      ----------------
Section 6.1 to service, administer and collect Receivables.

     "Commercial Paper" means the promissory notes of the Company issued by the
      ----------------
Company in the commercial paper market.

     "Commitment" means for each Bank Investor, the commitment of such Bank
      ----------
Investor to make acquisitions from the Transferor or the Company in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "Commitment".

     "Commitment Termination Date" means November 2, 1998, or such later date to
      ---------------------------
which the Commitment Termination Date may be extended by the Transferor, the Agent and the Bank Investors.

     "Company Certificate" means the certificate issued to the Company pursuant
      -------------------
to Section 2.2 hereof.

     "CompuCom" means CompuCom Systems, Inc., a Delaware corporation, and its
      --------
successors and assigns.

     "Concentration Amount" means for any Designated Obligor, (a) 2% of the
      --------------------
aggregate Outstanding Balance of Eligible Receivables at such time; provided,
                                                                    --------
however, that with respect to any Designated Obligor and its affiliates whose
-------
long term unsecured debt obligations are rated at least "A1" by Moody's and at least "A+" by Stan-
dard & Poor's and with respect to which rating neither Moody's nor Standard & Poor's shall have made a public announcement anticipating a downgrading of such Designated Obligor's long term unsecured debt obligations to a rating less than the aforementioned ratings ("A1/A+ Rated Obligors"), 5% of the aggregate
                             --------------------
Outstanding Balance of all Eligible Receivables at such time; or (b) such other amount with respect to a Designated Obligor determined by the Company in the reasonable exercise of its good faith judgment and disclosed in a written notice delivered to the Transferor.

     "Contract" means an agreement or invoice in substantially the form of one
      --------
of the forms set forth in Exhibit A or otherwise approved by the Company, and any documents related thereto, pursuant to or under which an Obligor shall be obligated to pay CompuCom for merchandise purchased or services rendered.

     "CP Rate" means, with respect to any CP Tranche Period, the rate equivalent
      -------
to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such CP Tranche Period may be sold by any placement agent or commercial paper dealer entering into a commercial paper dealer agreement with the Company; provided, however, that if the rate (or
                                         --------  -------
rates) as agreed between any such agent or dealer and the Company is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from the Company's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

     "CP Tranche" means a Tranche as to which Discount is calculated at a CP
      ----------
Rate.

     "CP Tranche Period" means, with respect to a CP Tranche, a period of days
      -----------------
not to exceed 120 days commencing on a Business Day requested by the Transferor and agreed to by the Company pursuant to Section 2.3. If such CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the next succeeding Business Day.

     "Credit and Collection Policy" shall mean CompuCom=s credit and collection
      ----------------------------
policy or policies and
practices, relating to Contracts and Receivables existing on the date hereof and referred to in Exhibit B attached hereto, as modified from time to time in compliance with Section 5.2(c).

     "Credit Support Agreement" means the agreement between the Company and the
      ------------------------
Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

     "Credit Support Provider" means the Person or Persons who provide credit
      -----------------------
support to the Company in connection with the issuance by the Company of Commercial Paper.

     "Current Maturities of Long-term Debt" means that amount of principal due
      ------------------------------------
to be repaid within one-year, for debts that were incurred for a time period of greater than one-year.

     "Dealer Fee" means the fee payable by the Transferor to the Agent, pursuant
      ----------
to Section 2.4 hereof, the terms of which are set forth in the Fee Letter.

     "Debt to Tangible Net Worth Ratio" has the meaning specified in the
      --------------------------------
NationsBank FSA as in effect on [the date hereof] (without regard to any amendments, supplements or modifications thereto after [the date hereof]).

     "Deemed Collections" means any Collections on any Receivable deemed to have
      ------------------
been received by the Transferor pursuant to Section 2.9(a) or (b).

     "Defaulted Receivable" means a Receivable: (i) as to which any payment, or
      --------------------
part thereof, remains unpaid for 91 days or more from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred with respect to the Obligor thereof; (iii) which has been identified by the Collection Agent as uncollectible; or (iv) which, consistent with the Credit and Collection Policy, should be written off as uncollectible.

     "Delinquency Ratio" means, with respect to any date of determination, the
      -----------------
ratio (expressed as a percent-

age) computed by dividing (i) the aggregate Outstanding Balance of all Delinquent Receivables as of such date by (ii) the aggregate Outstanding Balance of all Receivables as of such date less Defaulted Receivables as of such date.

     "Delinquent Receivable" means a Receivable:  (i) as to which any payment,
      ---------------------
or part thereof, remains unpaid for more than 30 days from the original due date for such Receivable and (ii) which is not a Defaulted Receivable.

     "Designated Obligor" means, at any time, each Obligor; provided, however,
      ------------------                                    --------  -------
that any Obligor shall cease to be a Designated Obligor upon notice to the Transferor from the Company exercising its reasonable discretion, delivered at any time.

     "Dilution Ratio" means, for any period of determination, the ratio
      --------------
(expressed as a percentage) computed by dividing (i) the aggregate balance of Receivables subject to any credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, charge back allowances and other dilutive factors, and any other billing or other adjustment by the Transferor or the Collection Agent, provided to Obligors in respect of Receivables during the preceding month by (ii) the aggregate Outstanding Balance of all Receivables which were originated during the month one month preceding the period of determination.

     "Dilution Reserve" means, at any time, an amount equal to the product of
      ----------------
(i) 1.5, (ii) the highest Dilution Ratio as of the last day for any of the preceding twelve (12) calendar months and (iii) the sum of the Net Investment, the Loss Reserve, the Discount Reserve and the Servicing Fee Reserve at such time.

     "Discount" means, with respect to any Tranche Period:
      --------

                                (TR x TNI x AD)
                                            --
                                           360

Where:

TR  =     the Tranche Rate applicable to such Tranche Period.

TNI  =    the portion of the Net Investment allocated to such Tranche Period.

AD  =     the actual number of days during such Tranche Period.

provided, however, that no provision of this Agreement shall require the payment
--------  -------
or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided, further, that Discount shall not be considered
                    --------  -------
paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

          "Discount Reserve" means, at any time, an amount equal to:
           ----------------

                                    TD + LY

Where:

TD   =    the sum of the unpaid Discount for all Tranche Periods; and

LY   =    the Liquidation Yield.

          "Early Collection Fee" means, for any Tranche Period (such Tranche
           --------------------
Period to be determined without regard to the last sentence in Section 2.3(a)) during which the portion of the Net Investment that was allocated to such Tranche Period is reduced, the excess, if any, of (i) the additional Discount that would have accrued during such Tranche Period if such reductions had not occurred, minus (ii) the income received by the Company from investing the proceeds of such reductions.

          "Eligible Investments" shall mean (a) negotiable instruments or
           --------------------
securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United

States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to
--------  -------
invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies, (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above, (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

          "Eligible Receivable" means, at any time, any Receivable:
           -------------------

               (i)    which is subject to a valid sale and
     assignment from CompuCom to the Transferor pursuant to the Receivables Purchase Agreement and with respect to which the Transferor has agreed to transfer, or has transferred to the Company, a perfected ownership interest or a perfected security interest pursuant to this Agreement thereto, free and clear of all liens;

               (ii) the Obligor, which shall be a United States resident, is not an Affiliate of any of CompuCom, the Transferor or the Company, is a Designated Obligor, and is not a government or a governmental subdivision or agency;

               (iii) which is required to be paid in full not more than 30 days of the original billing date therefor and does not represent a payment obligation by an Obligor to Client Link Inc.;

               (iv) which is not a Defaulted Receivable at the time of the initial creation of an interest in such Receivable;

               (v) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

               (vi) which is not more than 30 days delinquent at the time of initial creation of an interest in such Receivable;

               (vii)  which is an "account" within the meaning of
     Section 9-106 of the UCC of all applicable jurisdictions;

               (viii) which is denominated and payable only in United States dollars in the United States;

               (ix)   which arises under a Contract which,
     together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to offset, counterclaim or other defense;

               (x) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto;

               (xi)   which (a) satisfies all applicable
     requirements of the Credit and Collection Policy and (b) complies with such other reasonable criteria and requirements as the Transferor or the Company may from time to time specify to CompuCom following five (5) days' notice;

               (xii) which was generated in the ordinary course of CompuCom's business and represents amounts payable in respect of goods delivered or services performed;

               (xiii) the Obligor of which has been directed to make all payments to a Lockbox, with respect to which there shall be a Lockbox Agreement in effect; and

               (xiv) as to which the Company has not notified the Transferor that the Company has reasonably determined that such Receivable, or class of Receivables, is not acceptable for purchase hereunder because of the nature of the business of the Obligor, or because of a potential conflict of interest between the interests of CompuCom or the Transferor and the Company.

          "Estimated Maturity Period" shall mean, at any time, the period,
           -------------------------
rounded upward to the nearest whole number of days, equal to the weighted average number of days until due of the Receivables as calculated by the Collection Agent in good faith and set forth in the most recent Monthly Report, such calculation to be based on the assumptions that (a) each Receivable within a particular aging category, (as set forth in the Investor Report) will be paid on the last day of such aging category and (b) the last day of the last such aging category coincides with the last date on which any Outstanding Balance of any Receivables would be written off as uncollectible or charged against any applicable reserve or similar account in accordance with the objective requirements of the Credit and Collection Policy and CompuCom's
normal accounting practices applied on a basis consistent with those reflected in CompuCom's financial statements; provided, however, that if the Company shall
                                    --------  -------
reasonably disagree with any such calculation, the Company may recalculate the Estimated Maturity Period, and such recalculation, in the absence of manifest error, shall be conclusive.

     "Eurodollar Rate" means, with respect to any Eurodollar Tranche Period, a
      ---------------
rate which is .625% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Liquidity Provider during such Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Liquidity Provider for determining the current annual assessment payable by the Liquidity Provider to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

     "Eurodollar Tranche" means a Tranche as to which Discount is calculated at
      ------------------
the Eurodollar Rate.

     "Eurodollar Tranche Period" means, with respect to a Eurodollar Tranche,
      -------------------------
prior to the Termination Date, a period of up to one month requested by the Transferor and agreed to by the Company or the Liquidity Provider , as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company; provided, however, that if such Eurodollar Tranche Period would
                --------  -------
expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day; provided, further, that if
                                                  --------  -------
such Eurodollar Tranche Period would expire on (a) a day which is not a

Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Eurodollar Tranche Period shall expire on the last Business Day of such month.

     "Event of Bankruptcy", with respect to any Person, shall mean (i) that such
      -------------------
Person shall generally not be able to pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (ii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clause (i).

     "Facility Fee" means the fee payable by the Transferor to the Company
      ------------
pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

     "Fee Letter" means the letter agreement dated the date hereof between the
      ----------
Transferor and the Company, as amended, supplemented or otherwise modified and in effect from time to time.

     "Facility Limit" means $175,000,000.
      --------------

     "Finance Charges" means, with respect to a Contract, any finance, interest,
      ---------------
late or similar charges owing by an Obligor pursuant to such Contract.

     "Fixed Charge Coverage Ratio" means a fraction, the numerator of which is
      ---------------------------
the sum of Net Income, Depreciation and Amortization (each as defined in GAAP) and the denominator of which is Current Maturities of Long-term

Debt.

     "Guaranty" of a Person means any agreement by which such Person assumes,
      --------
guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

     "Incremental Transfer" means a Transfer which is made pursuant to Section
      --------------------
2.2(a).

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed
      ------------
money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

     "Indemnified Amounts" has the meaning specified in Section 8.1.
      -------------------

     "Indemnified Parties" has the meaning specified in Section 8.1.
      -------------------

     "Interest Coverage Ratio" means a fraction, the numerator of which is Net
      -----------------------
Income before Interest Expense and taxes and the denominator of which is Interest Expense.

     "Interest Expense" means amounts due in the current period to the Company's
      ----------------
lenders for the use of borrowed funds, exclusive of principal.

     "Inventory Financing Agreements" shall mean those certain agreements
      ------------------------------
between CompuCom and each of IBM Credit Corporation, Compaq Computer Corporation, Hewlett-Packard Company and Apple Computer, Inc., all of which are attached hereto as Exhibit O, pursuant to which such parties claim an interest in inventory the sale of which may give rise to accounts receivable, including the Receivables.

     "Investor Report" means a report, in substantially the form of Exhibit C or
      ---------------
in such other form as is mutually agreed to by CompuCom and the Company, furnished by the Collection Agent to the Company and the Agent pursuant to
Section 2.11.

     "Law" shall mean any law (including common law), constitution, statute,
      ---
treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

     "LIBOR Rate" shall mean, with respect to any Eurodollar Tranche Period, the
      ----------
rate at which deposits in dollars are offered to the Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Eurodollar Tranche Period in an amount approximately equal to the Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Eurodollar Tranche Period.

                    "Liquidation Yield" means, at any time, an amount equal to:
                     -----------------

               (RVF x LBR x NI) x (EM x 1.5)
                                  ----------
                                     360

Where:

RVF  =    the Rate Variance Factor.

LBR  =    the Base Rate which is applicable to the liquidation period of the Net
          Investment at such time.

NI   =    the Net Investment.

EM =     the Estimated Maturity Period of the Receivables.

         "Liquidity Provider Agreement" means the agreement between the Company
          ----------------------------
and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

         "Liquidity Provider" means the Person or Persons who will provide
          ------------------
liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

         "Lockbox" means an account maintained by the Collection Agent at a
          -------
Lock-Box Bank for the purpose of receiving Collections from Receivables.

         "Lockbox Agreement" means an agreement among the Collection Agent, the
          -----------------
Agent and a Lockbox Bank in substantially the form of Exhibit M hereto.

         "Lockbox Bank" means each of the banks set forth in Exhibit L hereto
          ------------
and such banks as may be added thereto or deleted therefrom pursuant to Section
2.8 herein.

         "Loss Percentage" means on any day the greatest of (i) 5 times the
          ---------------
highest Loss-to-Liquidation Ratio as of the last day of the 12 calendar months preceding the then current month, (ii) 3 times the highest Concentration Amount of all Designated Obligors (exclusive of A1/A+ Rated Obligors) and (iii) 10 percent.

         "Loss Reserve" means, on any day, an amount equal to:
          ------------

                              LP x (NI + DR + SFR)
Where:
LP  =    the Loss Percentage at the close of business of
         the Collection Agent on such day.

NI  =    the Net Investment at the close of business of
         the Collection Agent on such day.

DR  =    the Discount Reserve at the close of business
         of the Collection Agent on such day.

SFR = the Servicing Fee Reserve at the close of business of the Collection Agent on such day.

Notwithstanding the foregoing, the Loss Reserve shall at all times be at least equal to $17,500,000.

         "Loss-to-Liquidation Ratio" means, for any period of determination, the
          -------------------------
ratio (expressed as a percentage) computed by dividing (i) the aggregate Outstanding Balance of all Receivables which became Defaulted Receivables during such period, by (ii) the aggregate amount of cash Collections (excluding Deemed Collections) received by the Collection Agent during such period.

         "Majority Investors" has the meaning specified in Section 9.1(a).
          ------------------

         "Maximum Net Investment" means $175,000,000.
          ----------------------

         "Maximum Percentage Factor" means 98%.
          -------------------------

         "Moody's" means Moody's Investors Service, Inc.
          -------

         "NationsBank FSA" means that certain Amended and Restated Credit
          ---------------
Agreement dated as of November 3, 1997, among CompuCom Systems, Inc., as Borrower, the Lenders from time to time party thereto, and NationsBank of Texas, N.A., as administrative agent for the Lenders, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

         "Net Asset Test" shall mean, in connection with any assignment by the
          --------------
Company to the Bank Investors of an interest in the Net Investment pursuant to
Section 9.7 hereof, that on the day immediately prior to the day on which such assignment is to take effect, the Net Receivables Balance shall be greater than the Net Investment.

         "Net Income" has the meaning specified in the NationsBank FSA as in
          ----------
effect on the date hereof (without regard to any amendments, supplements or modifications thereto after the date hereof).

     "Net Investment" means the sum of the amounts paid to the Transferor for
      --------------
each Incremental Transfer less the aggregate amount of Collections received and applied by the Company to reduce such Net Investment pursuant to Section 2.6 or
Section 2.9; provided that the Net Investment shall be restored in the amount of
             --------
any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason provided
                                                                      --------
further that the Net Investment may be increased by the amount described in
-------
Section 9.7(g) as described therein.

     "Net Receivables Balance" means, at any time, (a) the Outstanding Balance
      -----------------------
of the Eligible Receivables at such time reduced by (b) the sum of (i) the aggregate Outstanding Balance of all Eligible Receivables which are Defaulted Receivables, (ii) the aggregate Outstanding Balance of all Eligible Receivables of each Obligor with respect to which 50% or more of such Obligor's Receivables are more than ninety (90) days past due, (iii) for a particular Obligor on any date of determination, the amount (if positive) by which either (x) if the aggregate amount due and owing by CompuCom to such Obligor exceeds the aggregate amount due and owing by such Obligor to CompuCom, then the amount due and owing by such Obligor to CompuCom or (y) if the aggregate amount due and owing by an Obligor to CompuCom exceeds the aggregate amount due and owing by CompuCom to such Obligor, then the amount due and owing by CompuCom to such Obligor, (iv) credits which are aged more than ninety (90) days (this clause (iv) calculated in the aggregate for all Designated Obligors) minus (B) for each Designated
                                              -----
Obligor, the amount by which (x) the aggregate Outstanding Balance of Eligible Receivables related to such Designated Obligor exceeds (y) the Concentration Amount with respect to such Designated Obligor.

     "Obligor" means a Person obligated to make payments for the provision of
      -------
goods and services pursuant to a Contract.

     "Official Body" shall mean any government or political subdivision or any
      -------------
agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitra-tor, in each case whether foreign or domestic.

         "Other Transferor" means any Person other than the Transferor that has
          ----------------
entered into a receivables purchase agreement or transfer and administration agreement with the Company.

         "Outstanding Balance" of any Receivable at any time shall mean the then
          -------------------
outstanding principal amount thereof including any accrued and outstanding Finance Charges related thereto.

         "Percentage Factor" shall mean the percentage computed at any time of
          -----------------
determination as follows:

                           NI + LR + DLR + DR + SFR
                           ------------------------
                                      NRB
Where:

NI  =    the Net Investment at the time of such computation.

LR  =    the Loss Reserve at the time of such computation.

DLR =    the Dilution Reserve at the time of such computation.

DR  =    the Discount Reserve at the time of such computation.

SFR =    the Servicing Fee Reserve at the time of such computation.

NRB      the Net Receivables Balance at the time of such computation.


         Notwithstanding the foregoing computation, the Percentage Factor shall not exceed one hundred percent (100%). The Percentage Factor shall be calculated by the Collection Agent on the day of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Collection Agent shall daily recompute the Percentage Factor and report such recomputations to the Company weekly in the Investor Report or as requested by the Company. The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising, any Incremental Transfer made pursuant to Section 2.2(a) or any reinvestment Transfer made pursuant to Section 2.2(b) and 2.5 during any period between computations of the Percentage Factor. The Percentage Factor, as calculated at the close of business on the Business Day immediately preceding the Termination Date, shall remain constant at all times thereafter until such time as the Company shall have received the Aggregate Unpaids, at which time the Percentage Factor shall be recomputed in accordance with Section 2.6.

     "Person" means any corporation, natural person, firm, joint venture,
      ------
partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

     "Potential Termination Event" means an event which but for the lapse of
      ---------------------------
time or the giving of notice, or both, would constitute a Termination Event which is impossible to cure.

     "Proceeds" means "proceeds" as defined in Section 9-306(1) of the UCC.
      --------

     "Program Fee" means the fee payable by the Transferor to the Company
      -----------
pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

     "Pro Rata Share" means, for a Bank Investor, the Commitment of such Bank
      --------------
Investor divided by the sum of the Commitments of all Bank Investors.

     "Purchased Interest" means the Company's interest in the Receivables
      ------------------
acquired by the Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement.

     "Rate Variance Factor" means the number, computed from time to time in good
      --------------------
faith by the Company, that reflects the largest potential variance (from minimum to maximum) in selected interest rates over a period of time selected by the Company from time to time, set forth in a written notice by the Company to the Transferor and the Collection Agent.

     "Receivable" means the indebtedness owed to CompuCom by any Obligor
      ----------
(without giving effect to the sale thereof under the Receivables Purchase Agreement or hereunder), which shall have been sold to the Transferor pursuant to the Receivables Purchase Agreement, under a Contract whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of merchandise or services by CompuCom, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.9 hereof, it shall no longer constitute a Receivable hereunder.

     "Receivables Purchase Agreement" means the Receivables Purchase Agreement,
      ------------------------------
dated as of April 1, 1996, as amended and restated as of November 3, 1997, between CompuCom and the Transferor, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

     "Records" means all Contracts and other documents, books, records and other
      -------
information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained by the Collection Agent with respect to Receivables and the related Obligors.

     "Reinvestment Termination Date" means the second Business Day after the
      -----------------------------
delivery by the Company to the Transferor of written notice that the Company has elected to commence the amortization of its interest in the Net Investment.

     "Related Security" means with respect to any Receivable:
      ----------------

          (i) the merchandise (including returned merchandise, subject to the applicable provisions of Section 9-306 of the UCC and/or the Inventory Financing Agreements), if any, the sale of which by CompuCom gave rise to such

     Receivable;

          (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, pursuant to the Contract related to such Receivable, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

          (iii) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable pursuant to the Contract related to such Receivable;

          (iv)  all Records; and

          (v) all proceeds (as defined in Section 9-306 of the UCC) of the foregoing.

     "Release" means the Partial Release of Liens and Security Interests,
      -------
executed on November 3, 1997 by NationsBank of Texas, N.A., whereby NationsBank of Texas, N.A. released certain liens and security interests which cover the property of CompuCom.

     "Section 8.2 Costs" has the meaning specified in Section 8.2(d).
      -----------------

     "Servicing Fee"  shall mean the fee payable monthly by the Company to the
      -------------
Collection Agent, with respect to a Tranche, in an amount equal to 0.50% per annum on the amount of the Net Investment allocated to such Tranche pursuant to
Section 2.3. Such fee shall accrue from the date of the initial purchase of an ownership interest in the Receivables to the later of the Termination Date or the date on which the Net Investment is reduced to zero. On or prior to the Termination Date, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5. After the Termination Date, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.6.

     "Servicing Fee Reserve" means at any time an amount equal to the product of
      ---------------------
(A) the aggregate Outstanding Balance of Receivables at such time, (B) the Servicing Fee percentage and (C) a fraction having as the numerator, the sum of
(x) 1.5 times the Estimated Maturity Period plus (y) 30, and as the denominator,
                                            ----
360.

     "Standard & Poor's" or "S&P" means Standard & Poor's Ratings Services.
      -----------------      ---

     "Subsidiary" of a Person means any corporation more than 50% of the
      ----------
outstanding voting securities of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

     "Termination Date" means the earliest of (i) that Business Day designated
      ----------------
by the Transferor to the Company as the Termination Date at any time following 60 days' written notice to the Company, (ii) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement,
(iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iv) the day on which the Agent delivers to the Transferor a notice of termination pursuant to the occurrence of a Termination Event, (v) November 2, 1998, (vi) two (2) Business Days prior to the Commitment Termination Date or (vii) unless the Transferred Interest shall have been assigned (or concurrently is so assigned) to the Bank Investors pursuant to
Section 9.7 hereof, the day on which a Reinvestment Termination Date shall occur.

     "Termination Event" means an event described in Section 7.1.
      -----------------

     "Tranche" means a portion of the Net Investment allocated to a Tranche
      -------
Period pursuant to Section 2.3.

     "Tranche Period" means a CP Tranche Period, a BR Tranche Period, a CD
      --------------
Tranche Period or a Eurodollar Tranche Period.

     "Tranche Rate" means the CP Rate, the Base Rate, the CD Rate or the
      ------------
Eurodollar Rate.

     "Transaction Costs" has the meaning specified in Section 8.3(a).
      -----------------

     "Transaction Documents" means this Agreement, the Receivables Purchase
      ---------------------
Agreement, and all documents related thereto.

     "Transfer" means a conveyance, transfer and assignment by the Transferor to
      --------
the Company of a portion of the Transferred Interest hereunder pursuant to
Section 2.2.

     "Transfer Certificate" has the meaning specified in Section 2.2(a).
      --------------------

     "Transfer Date" means, with respect to each Transfer, the Business Day on
      -------------
which such Transfer is made.

     "Transfer Price" means with respect to any Incremental Transfer, the amount
      --------------
paid to the Transferor by the Company as described in the Transfer Certificate.

     "Transferred Interest" means, at any time of determination, an undivided
      --------------------
percentage ownership interest in (i) each and every then outstanding Receivable,
(ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations). To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Company shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in the Receivables, together with Related Security and Collections, in an amount equal to such decrease.

     "UCC" means, with respect to any state, the Uniform Commercial Code as from
      ---
time to time in effect in such state.

     SECTION  .1.  Other Terms.  All accounting terms not specifically defined
                   -----------
herein shall be construed in accordance with generally accepted accounting princi-ples. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION  .2.  Computation of Time Periods.  Unless otherwise stated in
                        ---------------------------
this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE I

                           TRANSFERS AND SETTLEMENTS


     SECTION I.1.  Facility.  Upon the terms and subject to the conditions
                   --------
herein set forth, the Transferor may, at its option, convey, transfer and assign to the Company, and the Company may accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables and the Related Security and Collections with respect thereto from time to time.

     SECTION I.2.  Transfers; Company Certificate; Eligible Receivables.  (a)
                   ----------------------------------------------------
Incremental Transfers.  Upon the terms and subject to the conditions herein set
---------------------
forth, the Transferor may, at its option, convey, transfer and assign to the Company, and the Company may accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security and Collections with respect thereto (each, an "Incremental Transfer")
                                                         --------------------
from time to time prior to the occurrence of the Termination Date for an aggregate Transfer Price not to exceed the Maximum Net Investment; provided that
                                                                   --------
the Company shall not accept any such transfer if it is unable to obtain funds therefor in the commercial paper market or under the Liquidity Provider Agreement. The Transferor shall by notice given by telecopy offer to convey, transfer and assign to the Company undivided percentage ownership interests in the Receivables and the Related Security and Collections with respect thereto at least three (3) Business Days prior to the proposed date of transfer.

     Each such notice shall specify the desired Transfer Price (which shall be at least $5,000,000 or integral multiples of $1,000,000 in excess thereof) and the desired date of such Incremental Transfer, together with the desired Tranche Period (or range) related thereto as required by Section 2.3. The Company, if it accepts such offer, shall accept such offer to convey, transfer and assign interests in the Receivables and related property by notice given to the Transferor by telephone or telecopy. Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify the Company against any loss or expense incurred by the Company, either directly or through the Liquidity Provider Agreement as a result of any failure by the Transferor to complete such Incremental Transfer including, without limitation, any loss or expense incurred by the Company, either directly or pursuant to the Liquidity Provider Agreement, by reason of the liquidation or reemployment of funds acquired by the Company or the Liquidity Provider (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Company to fund such Incremental Transfer.

     On the date of the initial Incremental Transfer, the Company shall deliver written confirmation to the Transferor of the Transfer Price, the Tranche Period(s) and the Tranche Rate(s) relating to such Transfer and the Transferor shall deliver to the Company the Transfer Certificate in the form of Exhibit D hereto (the "Transfer Certificate"). The Company shall indicate the amount of
             --------------------
the initial Incremental Transfer together with the date thereof on the grid attached to the Transfer Certificate. On the date of each subsequent Incremental Transfer, the Company shall send written confirmation to the Transferor of the Transfer Price, the Tranche Period(s), the Transfer Date and the Tranche Rate(s) applicable to such Incremental Transfer. The Company shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers. As soon as is practicable following each Incremental Transfer, the Company shall deposit to the Transferor's account at the location indicated in
Section 10.3, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer.

          (b)  Reinvestment Transfers.  On each Business Day occurring after the
               ----------------------
initial Incremental Transfer and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Company, and in consideration of the Transferor's agree-ment to maintain at all times prior to the Termination Date a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor, the Company hereby agrees to purchase from the Transferor undivided percentage ownership interests in the Receivables and the Related Security and Collections with respect thereto, to the extent that Collections are available for such Transfer in accordance with
Section 2.5, such that after giving effect to such Transfer, the amount of the Company's Net Investment at the close of the Company's business on such Business Day shall be equal to the amount of the Company's Net Investment at the close of the Company's business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer made on such day, if any. The Company may deliver a Reinvestment Termination Notice to the Transferor (with a copy thereof to the Collection Agent) at any time.

          (c)  All Transfers.  Each Transfer shall constitute a purchase of an
               -------------
undivided percentage ownership interest in the Receivables then existing and which arises at any time after the date of such Transfer. The Company's aggregate undivided percentage ownership interest in the Receivables and the Related Security and Collections with respect thereto shall equal the Percentage Factor in effect from time to time.

          (d)  Company Certificate.  The Transferor shall issue to the Company
               -------------------
the Company Certificate, in the form of Exhibit K, on or prior to the date hereof.

          (e)  Percentage Factor.  The Percentage Factor shall be initially
               -----------------
computed as of the opening of business of the Collection Agent on the date of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Percentage Factor shall be automatically recomputed by the Collection Agent as of the close of business of the Collection Agent on each day (other than a day after the Termination Date). The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. The Percentage Factor, as computed as of the day immediately preceding the Termination

Date, shall remain constant at all times on and after such Termination Date until the date on which the Net Investment shall become zero.

     SECTION  .1.  Selection of Tranche Periods and Tranche Rates.
                   ----------------------------------------------

          (a) At all times hereafter, but prior to the occurrence of a Termination Event, the Transferor shall, subject to the Company's approval and the limitations described below, request Tranche Periods and allocate a portion of the Net Investment to each selected Tranche Period, so that the aggregate amounts allocated to outstanding Tranche Periods at all times shall equal the Net Investment. The Transferor shall give the Company irrevocable notice by telephone of the new requested Tranche Period(s) at least three (3) Business Days prior to the expiration of any then existing Tranche Period; provided,
                                                                  --------
however, that the Company may select, in its sole discretion, any such new
-------
Tranche Period if (i) the Transferor fails to provide such notice on a timely basis or (ii) the Company determines, in its sole discretion, that the Tranche Period requested by the Transferor is unavailable or for any reason commercially undesirable. The Company confirms that it is its intention to allocate all or substantially all of the Net Investment to one or more CP Tranche Periods; provided that the Company may determine, from time to time, in its sole
--------
discretion, that funding such Net Investment by means of one or more CP Tranche Periods is not desirable for any reason. If the Liquidity Provider acquires a Transferred Interest with respect to the Receivables and related property pursuant to the terms of the Liquidity Provider Agreement, the Liquidity Provider may exercise the right of selection granted to the Company hereby. The Tranche Rate applicable to any such Purchased Interest may be the BR Rate, the CD Rate or the Eurodollar Rate, as determined by the Liquidity Provider. In the case of any Tranche Period outstanding upon the occurrence of a Termination Event or on the date of the assignment of the Transferred Interest to the Bank Investors pursuant to Section 9.7, such Tranche Period shall end on the date of such occurrence.

          (b) At all times on and after the occurrence of a Termination Event, the Company or the Liquidi-
ty Provider, as applicable, shall select all Tranche Periods and Tranche Rates applicable thereto; provided, that if the Bank Investors are assigned the
                    --------
Transferred Interest pursuant to Section 9.7, one Tranche Period, with a Tranche Rate determined pursuant to the letter agreement referred to in Section 9.7, with successive periods of one day, shall thereafter exist.

     SECTION  .2.  Discount, Fees and Other Costs and Expenses.  Notwithstanding
                   -------------------------------------------
the limitation on recourse under Section 2.1, the Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, Discount, all amounts payable pursuant to Article VIII hereof, if any, and the Servicing Fee. On the last day of each Tranche Period, the Transferor shall pay to the Company an amount equal to the accrued and unpaid Discount for such Tranche Period together with an amount equal to the discount accrued on the Company's Commercial Paper notes to the extent such notes were issued in order to fund the Transferred Interest in an amount in excess of the Transfer Price of an Incremental Transfer; provided that any such excess amount will not exceed
                      --------
$100,000 in connection with any such Incremental Transfer. The Transferor shall pay to the Company, on each day on which Commercial Paper is issued by the Company, the Dealer Fee. Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.

     SECTION  .3.  Non-Liquidation Settlement and Reinvestment Procedures.  On
                   ------------------------------------------------------
each day after the date of any Incremental Transfer, but prior to the Termination Date, and provided that no Potential Termination Event shall have occurred and be continuing, the Collection Agent shall out of the Percentage Factor of the Collections received and distributed to the Transferor on or prior to such day and not previously applied or accounted for: (i) set aside and hold in trust for the Company (or deposit into the Collection Account if so required pursuant to Section 2.12) an amount equal to all Discount and the Servicing Fee accrued through such day and not so previously set aside or paid and (ii) apply the balance of such Percentage Factor of Collections remaining after application of the Collections as provided in clause (i) of this Section 2.5 to the Transferor, for the benefit of the Company to the purchase of additional undivided percentage interests in the Receivables pursuant to Section 2.2(b). On the last day of each Tranche Period, from the amounts set aside as described in clause (i) of the first sentence of this
Section 2.5, the Collection Agent shall deposit to the Company's account, an amount equal to the accrued and unpaid Discount for such Tranche Period and shall deposit to its account an amount equal to the accrued and unpaid Servicing Fee for such Tranche Period. As provided in Section 6.2(b), the Collection Agent shall remit to the Transferor, as soon as practicable after receipt, such portion of Collections not allocated to the Company.

     SECTION  .4.  Liquidation Settlement Procedures.  If on the Termination
                   ---------------------------------
Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Company from previously received Collections distributed to the Transferor, an amount equal to the amount such that, when applied in reduction of the Net Investment, will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. Such amount shall be applied by the Company to the reduction of the Net Investment of Tranche Periods selected by the Company. On the Termination Date and on each day thereafter, and on and after the date on which the Agent delivers to the Transferor notice that a Potential Termination Event has occurred, the Collection Agent shall set aside and hold in trust for the Company (or deposit into the Collection Account if so required pursuant to Section 2.12) all Collections received by the Transferor on such day. On the Termination Date or the day on which the Agent delivers to the Transferor notice that a Potential Termination Event has occurred, the Collection Agent shall deposit to the Company's account any remaining amounts set aside pursuant to Section 2.5(i) above. On the last day of each Tranche Period to occur on or after the Termination Date or during the continuance of a Potential Termination Event, the Collection Agent shall deposit to the Company's account, the amounts set aside pursuant to the preceding sentence, together with any remaining amounts set aside pursuant to Section 2.5(i) prior to the Termination Date or the day on which a Potential Termination Event occurs but not to exceed the sum of (i) the accrued Discount for such Tranche Period, (ii) the portion of the Net Investment allocated to such Tranche

Period, and (iii) the aggregate of all other Aggregate Unpaids then owed (whether due or accrued) hereunder by Transferor to the Company. On such day, the Collection Agent shall deposit to its account, from the amounts set aside pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, the accrued Servicing Fee for such Tranche Period.

     If there shall be insufficient funds on deposit for the Collection Agent to distribute funds in payment in full of the aforementioned amounts, the Collection Agent shall distribute funds first, in payment of the accrued
                                        -----
Discount, second, in payment of all fees and expenses payable to the Company
          ------
hereunder, third, if the Transferor is not the Collection Agent, to the
           -----
Collection Agent's account, in payment of the Servicing Fee payable to the Collection Agent, fourth, in reduction of the Net Investment allocated to such
                  ------
Tranche Period, fifth, in payment of all other amounts payable to the Company
                -----
and sixth, if the Transferor is the Collection Agent, to its account as
    -----
Collection Agent, in payment of the Servicing Fee payable to the Transferor as Collection Agent. Following the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, (i) the Collection Agent shall recompute the Percentage Factor, (ii) the Company shall be considered to have reconveyed to the Transferor any interest in the Receivables and related property (including the Transferred Interest), (iii) the Collection Agent shall pay to Transferor any remaining Collections set aside and held by the Collection Agent pursuant to the second sentence of this Section 2.6 and (iv) the Company shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the Company's interest in the Receivables and related property. Any such documents shall be prepared by or on behalf of the Transferor.

     SECTION  .5.  Fees.  Notwithstanding any limitation on recourse contained
                   ----
in this Agreement, the Transferor shall pay the following non-refundable fees:

          (a)  On the last day of each month, to the

Company, the Program Fee and the Facility Fee as set forth in the Fee Letter.

          (b) On the date of execution hereof, to the Agent, the Advisory Fee as set forth in the Fee Letter.

     SECTION  .6.  Protection of Ownership Interest of the Company.  (a)  Each
                   -----------------------------------------------
of the Transferor and the Collection Agent agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Agent to exercise or enforce any of its rights hereunder. Without limiting the foregoing, each of the Transferor and CompuCom will, upon the request of the Agent, in order to accurately reflect this purchase and sale transaction, (1) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 10.6 hereof) as may be requested by the Company, the Agent or any of the Bank Investors and (2) mark its master data processing records and other documents with a legend describing the purchase hereunder of the Transferred Interest. The Transferor shall, upon request of the Agent, obtain such additional search reports as the Agent shall request. To the fullest extent permitted by applicable law, the Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. Neither the Transferor nor CompuCom shall change its name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the States of New York and Texas) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least thirty (30) days prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

               (b) The Collection Agent shall instruct all Obligors to cause all Collections to be deposited directly to a Lockbox. Any Lockbox maintained by a Lockbox Bank pursuant to the related Lock-Box Agreement shall be under the exclusive ownership and control of the Agent which is hereby granted to the Agent by the Transferor. The Collection Agent shall be permitted to give instructions to the Lockbox Banks for so long as no Termination Event has occurred hereunder. The Collection Agent shall not add any bank as a Lockbox Bank to those listed on Exhibit L attached hereto unless such bank has entered into a Lockbox Agreement. The Collection Agent shall, prior to adding any bank as a Lockbox Bank, obtain prior written consent of the Agent (such consent not to be unreasonably withheld). The Collection Agent shall not terminate any bank as a Lockbox Bank unless the Agent shall have received fifteen (15) days' prior notice of such termination; provided, however, that at all times hereafter there
                            --------  -------
must be at least one (1) Lockbox Bank. If the Transferor or the Collection Agent receives any Collections, the Transferor or the Collection Agent, as applicable, shall immediately, but in any event within 2 Business Days of receipt, remit such Collections to a Lockbox.

          SECTION  .7.  Deemed Collections; Application of Payments.  (a) If
                        -------------------------------------------
on any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned goods or services, any cash discount, credit, rebate, allowance or other dilution factor, any billing adjustment or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Transferor shall be deemed (for the limited purposes of this Agreement) to have received on such day a collection of such Receivable in the amount of such reduction or cancellation, and the Transferor shall pay to the Collection Agent an amount equal to the Percentage Factor of such reduction or cancellation, and such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.5 or 2.6, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Company.

               (b)  If on any day any of the representations or warranties in
Article III is no longer true with respect to a Receivable, the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall on such day pay to the Collection Agent an amount equal to the aggregate Percentage Factor of the Outstanding Balance of such Receivable and such amount shall be allocated to the Company and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with
Section 2.5 or 2.6, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Company.

               (c) Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor or CompuCom shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Company, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

          SECTION  .1.  Payments and Computations, Etc.  All amounts to be paid
                        ------------------------------
or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Company (or any assign thereof) they shall be paid or deposited in the account of the Agent indicated by the Agent from time to time in writing. The Transferor shall, to the extent permitted by law, pay to the Company upon demand, interest on all amounts not paid or deposited when due to the Company hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations of amounts payable by the Transferor hereunder to the Company, the Liquidity

Provider or the Credit Support Provider shall be binding absent manifest error.

          SECTION  .2.  Reports.  (a)  Prior to the 15th day of each month, the
                        -------
Collection Agent shall prepare and forward to the Agent (i) an Investor Report as of the end of the last day of the immediately preceding month, (ii) if requested in writing by the Company or the Agent, a listing by Obligor of all Receivables together with an aging of such Receivables and (iii) such other information as the Company or the Agent may reasonably request.

               (b) On or prior to the third Business Day of each calendar week, the Collection Agent shall prepare and forward to the Agent a certification as to the Net Receivables Balance and the Percentage Factor in the form of Exhibit E hereto (calculated as of the last Business Day of the prior week).

          SECTION  .3.  Collection Account.  There shall be established on the
                        ------------------
day of the initial Incremental Transfer hereunder and maintained, for the benefit of the Company, with the Agent, a segregated account (the "Collection
                                                                   ----------
Account"), bearing a designation clearly indicating that the funds deposited
-------
therein are held for the benefit of the Company. The Collection Agent shall remit daily within twenty-four (24) hours of receipt to the Collection Account all amounts received by the Collection Agent with respect to the Receivables; provided, however, the Collection Agent shall be permitted to make payments to
--------  -------
the Company on the last day of each Tranche Period instead of depositing funds into the Collection Account on a daily basis for so long as, and only for so long as no default has occurred in the performance by the Collection Agent of its obligations hereunder and no other Termination Event has occurred hereunder. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Collection Agent in Eligible Investments that will mature so that such necessary funds will be available prior to the last day of each successive Tranche Period following such investment. On the last day of each calendar month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including Discount) to the Company. On the date on which the Net

Investment is zero and all amounts payable hereunder have been paid to the Company, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

                                   ARTICLE I

                        REPRESENTATIONS AND WARRANTIES


          SECTION I.1.  Representations and Warranties.  Each of the Transferor
                        ------------------------------
and CompuCom, as applicable as to itself and not as to the other, represents and warrants to the Company that:

               (a)  Corporate Existence and Power.  Each of the Transferor and
                    -----------------------------
CompuCom is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in all jurisdictions in which the failure to obtain such licenses or approvals would materially and adversely affect its business as it is now conducted.

               (b)  Corporate and Governmental Authorization; Contravention.
                    -------------------------------------------------------
The execution, delivery and performance by each of the Transferor and CompuCom of this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Company Certificate and the Transfer Certificate are within each of their respective corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 2.8), and do not contravene, or constitute a material default under, any provision of applicable law or regulation or of the Certificate of Incorporation or Bylaws of the Transferor or CompuCom, as applicable, or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Transferor or CompuCom or result in the creation or imposition of any lien on assets of the Transferor or CompuCom, respectively, or any of its respective Subsidiaries (except as contemplated by Section 2.8).

               (c)  Binding Effect. Each of this Agreement, the Receivables
                    --------------
Purchase Agreement, the Fee Letter and the Company Certificate constitutes and the Transfer Certificate upon payment by the Company of the Transfer Price set forth therein will constitute the legal, valid and binding obligation of the Transferor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

               (d)  Perfection.  Immediately preceding each Transfer hereunder,
                    ----------
the Transferor shall be the owner of the Receivables, free and clear of all liens, encumbrances, security interests, preferences or other security arrangement of any kind or nature whatsoever. On or prior to the sale of the Receivables by CompuCom to the Transferor pursuant to the Receivables Purchase Agreement, and each Transfer hereunder and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest against all creditors of and purchasers from the Transferor or CompuCom, as applicable (other than any financing statements or assignments of financing statements contemplated by the Transaction Documents) will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

               (e)  Accuracy of Information.  All information heretofore
                    -----------------------
furnished by the Transferor and CompuCom (including without limitation, the Investor Reports, any reports delivered pursuant to Section 2.11 and the Transferor's financial statements) to the Company or the Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor and CompuCom to the Company or the Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

               (f)  Tax Returns.  The Transferor has filed all tax returns
                    -----------
(federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

               (g)  Action, Suits.  Except as set forth in Exhibit F, there are
                    -------------
no actions, suits or proceedings pending, or to the knowledge of the Transferor threat-ened, against or affecting the Transferor or CompuCom or any Affiliate thereof or their respective properties, in or before any court, arbitrator or other body, which may materially adversely affect the financial condition of the Transferor, CompuCom or their Subsidiaries taken as a whole or materially adversely affect the ability of each of the Transferor or CompuCom to perform its obligations under this Agreement.

               (h)  Use of Proceeds.  No proceeds of any Transfer will be used
                    ---------------
by the Transferor to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

               (i)  Place of Business.  The principal place of business and
                    -----------------
chief executive office of the Transferor are located at the address of the Transferor indicated in Section 10.3 hereof and the offices where the Transferor keeps all its Records, are located at the address(es) described on Exhibit G or such other locations notified to the Company in accordance with Section 2.8 in jurisdictions where all action required by Section 2.8 has been taken and completed.

               (j)  Good Title.  Upon each Transfer and each recomputation of
                    ----------
the Transferred Interest, the Company shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected security interest in the Receivables and the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

               (k)  Tradenames, Etc.  As of the date hereof: (i) the
                    ----------------
Transferor's chief executive office is located at the address for notices set forth in Section 10.3 hereof; (ii) the Transferor has only the subsidiaries and divisions listed on Exhibit H hereto; and (iii) the Transferor has, within the last five (5) years, operated only under the tradenames identified in Exhibit H hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit H hereto.

               (l)  Nature of Receivables.  Each Receivable included as an
                    ---------------------
Eligible Receivable on any report or statement delivered to or for the benefit of the Company pursuant hereto shall satisfy the definition of "Eligible Receivable" hereunder.

               (m)  Coverage Requirement; Amount of Receivables.  The Percentage
                    -------------------------------------------
Factor does not exceed the Maximum Percentage Factor. As of September 30, 1997, the aggregate Outstanding Balance of the Receivables in existence was $322,716,000 and the Net Receivables Balance was $287,814,000.

               (n)  Credit and Collection Policy.  Since   November 21, 1995,
                    ----------------------------
there have been no material changes in the Credit and Collection Policy; since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

               (o)  Collections and Servicing.  Since November 21, 1995, there
                    -------------------------
has been no material adverse change in the ability of CompuCom to service and collect the Receivables.

               (p)  No Termination Event.  No event has occurred and is
                    --------------------
continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

               (q)  Not an Investment Company.  The Transferor is not an
                    -------------------------
"investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

               (r)  ERISA.  Each of the Transferor and the CompuCom is in
                    -----
compliance in all material respects with ERISA and no lien in favor of the Pension Benefit Guaranty Corporation on any of the Receivables exists.

               (s)  Lockboxes.  The names and addresses of all the Lockbox
                    ---------
Banks, together with the account numbers of the Lockboxes at such Lockbox Banks, are specified in Exhibit L hereto (or at such other Lockbox Banks and/or with such other Lockboxes as have been notified to the Purchaser and the Agent and for which Lockbox Agree-ments have been executed and delivered to the Collateral Agent). All Obligors have been instructed to make payment to Lockboxes and only Collections are deposited into the Lockboxes.

               (t)  Binding Effect of Receivables and Contract.  Each
                    ------------------------------------------
Receivable and related Contract constitutes a legal, valid and binding obligation of the Obligor enforceable against the Obligor, subject to the effect of bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally (whether considered in a proceeding at law or in equity).

               (u)  No Restriction on Transfer.  No Contract requires the prior
                    --------------------------
written consent of an Obligor or contains another restriction relating to the transfer or assignment of rights of payment under such Contract which is legally enforceable (other than a consent or waiver of such restriction that has been obtained prior to the Closing Date).

          SECTION I.2.  Reaffirmation of Representations and Warranties by the
                        ------------------------------------------------------
Transferor.  On each day that a Transfer is made hereunder, the Transferor and
----------
CompuCom, as applicable, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or Section 2.2(b), shall be deemed to have certified that all representations and warranties described in
Section 3.1 are correct on and as of such day as though made on and as of such day. Each Incremental Transfer shall be subject to the further condition precedent that prior to the date of such Incremental Transfer, the Collection Agent shall have delivered to the Agent, in form and substance satisfactory to the Agent, a completed Investor Report dated within three (3) days prior to the date of such Incremental Transfer, together with a listing by Obligor, if requested, and such additional information as may be reasonably requested by the Agent; and each of the Transferor and CompuCom shall be deemed to have represented and warranted that such conditions precedent have been satisfied.

                                  ARTICLE II

                             CONDITIONS PRECEDENT

          SECTION II.1.  Conditions to Closing.  On or prior to the date of
                         ---------------------
execution hereof, the Transferor and CompuCom, as applicable, shall deliver to the Company the following documents, instruments and fees all of which shall be in a form and substance acceptable to the Company:

               (a) A copy of the Resolutions of the Board of Directors of the Transferor certified by its Secretary approving the Agreement and the other documents to be delivered by the Transferor hereunder.

               (b) The Articles of Incorporation of the Transferor certified by the Secretary of State or other similar official of the Transferor's jurisdiction of incorporation.

               (c) A Good Standing Certificate for the Transferor issued by the Secretary of State or a similar official of the Transferor's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement.

               (d)  A Certificate of the Secretary of the Transferor certifying
(i) the names and signatures of the officers authorized on its behalf to execute this Agreement, the Company Certificate, the Transfer Certificate, the Fee Letter and any other documents to be delivered by it hereunder (on which certificates the Company may conclusively rely until such time as the Company shall receive from the Transferor a revised certificate meeting the requirements of this clause (d)(i)) and (ii) that attached thereto is a true, correct and complete copy of the Transferor's By-Laws.

               (e) Copies of proper amendments to financing statements (Form UCC-3), naming the Transferor as the debtor in favor of the Agent or other similar instruments or documents as may be necessary or in the reason able opinion of the Company desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Company's ownership interest in the Receivables.

               (f) Copies of proper termination statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by either the Transferor or CompuCom, it being understood that Form UCC-3 releases need not be provided by NationsBank of Texas, N.A. in connection with the Release.

               (g) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near the date of the initial Incremental Transfer listing all effective financing statements which name either of Transferor or CompuCom (under its present name and any previous name) as debtor and which are filed in jurisdictions in which the filings were made pursuant to item (e) above together with copies of such financing statements (none of which shall cover any Receivables or Contracts).

               (h) Executed copies of the Lock-Box Agreements and the Receivables Purchase Agreement, and documents related thereto.

               (i) Opinions of Morgan, Lewis & Bockius LLP, special counsel to the Transferor and CompuCom regarding, among other things, enforceability, security interest matters and true sale and nonconsolidation matters, in form and substance satisfactory to the Company and its counsel.

               (j) A certificate of the Transferor in substantially the form of Exhibit J hereto executed by the Secretary or Assistant Secretary of the Transferor.

               (k) A computer tape setting forth all Receivables and the Outstanding Balances thereon and such other information as the Company may reasonably request.

               (l)  An executed copy of the Fee Letter.

               (m)  The Transfer Certificate, duly executed by the Transferor.

               (n) The Company Certificate, duly executed by the Transferor and appropriately completed.

               (o)  The Advisory Fee in accordance with Section 2.7(b).

               (p)  An Investor Report for September 30, 1997.

               (q) Written confirmation, in form and substance acceptable to the Agent, from Compaq Computer Corporation, that any security interest in inventory granted to such Person by CompuCom does not extend to accounts receivable created upon the sale of inventory in which such Person has a security interest.

               (r) The Release, in form and substance acceptable to the Agent, from NationsBank of Texas, N.A., which provides that any security interest in inventory granted to such Person by CompuCom does not extend to accounts receivable created upon the sale of inventory in which such Person has a security interest.

          (s)  Such other documents as the Company shall reasonably request.

                                  ARTICLE III

                                   COVENANTS


     SECTION III.1.  Affirmative Covenants of each of Transferor and the
                     ---------------------------------------------------
Collection Agent.  At all times from the date hereof to the later to occur of
----------------
(i) the Termination Date or (ii) the date on which the Net Investment is zero and all Aggregate Unpaids shall have been paid in full, unless the Company shall otherwise consent in writing:

          (a)  Financial Reporting.  The Transferor and the Collection Agent
               -------------------
will each maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and the Transferor shall furnish to the Agent:

               (i)   Annual Reporting.  Within ninety (90) days after the close
                     ----------------
  of each of CompuCom's fiscal years, audited financial statements, prepared in accordance with generally accepted accounting principles on a consolidated basis for CompuCom and its Subsidiaries, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an audit report certified by independent certified public accountants, acceptable to the Agent, which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of CompuCom and its Subsidiaries at the dates indicated and the results of their operations and their cash flow for the periods indicated is in conformity with generally accepted accounting principles, prepared in accordance with generally accepted auditing standards and any management letter prepared by said accountants.

               (ii)  Quarterly Reporting.  Within forty-five (45) days after the
                     -------------------
  close of
  the first three quarterly periods of each of CompuCom's fiscal years, for CompuCom and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

               (iii) Compliance Certificate.  Together with the financial
                     ----------------------
  statements required hereunder, a compliance certificate signed by its chief financial officer, vice president (finance) or treasurer stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and showing the computation of, and showing compliance with, each of the financial ratios and restrictions set forth in Section 5.3.

               (iv)  Shareholders Statements and Reports.  Promptly upon the
                     -----------------------------------
  furnishing thereof to the shareholders of CompuCom, copies of all financial statements, reports and proxy statements so furnished.

               (v)   S.E.C. Filings.  Promptly upon the filing thereof, copies
                     --------------
  of all annual, quarterly, monthly or other regular reports (including all reports on Form 8-K) which CompuCom or any subsidiary files with the Securities and Exchange Commission.

               (vi)  Change in Credit and Collection Policy and Debt Ratings.
                     -------------------------------------------------------
  Within ten (10) days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment. Within five (5) days after the date of any change in CompuCom's public or private debt ratings, if any, a written certification of CompuCom's public and private debt ratings after giving effect to any such change.

               (vii) Credit and Collection Policy.  Within ninety (90) days
                     ----------------------------
  after the close of each of its fiscal years, a complete copy of the Credit and Collection Policy then in effect.

          (b) The Transferor will notify the Agent in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

               (i)   Notice of Termination Events or Potential Termination
                     -----------------------------------------------------
  Events.  As soon as possible, and in any event within two (2) days after the
  -------
  date on which the Transferor becomes aware of, or should have known of, the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

               (ii)  Litigation.  The institution of any litigation, arbitration
                     ----------
  proceeding or governmental proceeding against (x) the Transferor or (y) CompuCom which in the case of CompuCom may result in a Material Adverse Effect.

               (iii) Judgment.  The entry of any judgment or decree against (x)
                     --------
  the Transferor or (y) CompuCom or any of its Subsidiaries if, in the case of this clause (y), the aggregate amount of all judgments or decrees then outstanding against CompuCom or any of its Subsidiaries exceeds $5,000,000 after deducting (A) the amount with respect to which CompuCom or any of its Subsidiaries is insured and (B) the amount for which CompuCom or such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the

  Company.

               (iv)  Other Information.  Such other information including non-
                     -----------------
  financial information) as the Agent may from time to time reasonably request.

          (c)  Conduct of Business.  Each of the Transferor and CompuCom will,
               -------------------
and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Each of the Transferor and CompuCom, as applicable, will conduct its business substantially in compliance with the factual assumptions set forth in the opinion of Morgan, Lewis & Bockius LLP of even date herewith regarding true sale and nonconsolidation matters.

          (d)  Compliance with Laws.  Each of the Transferor and CompuCom will,
               --------------------
and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

          (e)  Furnishing of Information and Inspection of Records.  Each of the
               ---------------------------------------------------
Transferor and the Collection Agent will furnish to the Company from time to time such information with respect to the Receivables as the Company may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. Each of the Transferor and the Collection Agent will at any time and from time to time during regular business hours upon commercially reasonable notice in advance permit the Company, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of each of the Transferor and the Collection Agent for the purpose of examining such Records, and to discuss matters relating to Receivables or each of the Transferor's and the Collection

Agent's performance hereunder with the appropriate officers, directors, employees or independent public accountants of each of the Transferor and the Collection Agent having knowledge of such matters.

          (f)  Keeping of Records and Books of Account.  Each of the Transferor
               ---------------------------------------
and the Collection Agent will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Each of the Transferor and the Collection Agent will give the Company notice of any material change in the administrative and operating procedures referred to in the previous sentence.

          (g)  Performance and Compliance with Receivables and Contracts.  Each
               ---------------------------------------------------------
of the Transferor and CompuCom, at its expense, will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

          (h)  Credit and Collection Policies.  Each of the Transferor and
               ------------------------------
CompuCom will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

          (i)  Collections.  Each of the Transferor and CompuCom shall instruct
               -----------
all Obligors to remit all Collections directly to a Lockbox.

          (j)  Separate Business.  The Transferor shall at all times (i) to the
               -----------------
extent the Transferor's office is located in the offices of CompuCom or any Affiliate of CompuCom, pay fair market rent for its executive office space located in the offices of CompuCom or any Affiliate of CompuCom, (ii) maintain the Transferor's books, financial statements, accounting records and other corporate documents and records sepa-
rate from those of CompuCom or any other entity, (iii) not commingle the Transferor's assets with those of CompuCom or any other entity, (iv) act solely in its corporate name and through its own authorized officers and agents, (v) make investments directly or by brokers engaged and paid by the Transferor or its agents (provided that if any such agent is an Affiliate of CompuCom it shall
            --------
be compensated at a fair market rate for its services), (vi) separately manage the Transferor's liabilities from those of CompuCom or any Affiliates of CompuCom and pay its own liabilities, including all administrative expenses, from its own separate assets, and (vii) pay from the Transferor's assets all obligations and indebtedness of any kind incurred by the Transferor. The Transferor shall abide by all corporate formalities, including the maintenance of current minute books, and the Transferor shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Transferor and its assets and liabilities. The Transferor shall (i) not incur indebtedness other than in connection with the transactions contemplated by this Agreement and incidental indebtedness not to exceed $9,500 in the aggregate, (ii) not assume the liabilities of CompuCom or any Affiliate of CompuCom, and (iii) not make loans to or guarantee the liabilities of CompuCom or any Affiliate of CompuCom. The officers and directors of the Transferor (as appropriate) shall make decisions with respect to the business and daily operations of the Transferor independent of and not dictated by any controlling entity.

          (k)  Delivery of Documents from Apple Computer, Inc.   CompuCom shall
               -----------------------------------------------
deliver to the Company, no later than January 1, 1998, written confirmation, in form and substance acceptable to Agent, from Apple Computer, Inc., that any security interest in inventory granted to such Person by CompuCom does not extend to accounts receivable created upon the sale of inventory in which such Person has a security interest.

     SECTION III.2.  Negative Covenants.  During the term of this Agreement,
                     ------------------
unless the Company shall otherwise consent in writing:

          (a)  No Sales, Liens, Etc.  Except as
               --------------------
otherwise provided herein, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to, the Receivables or upon or with respect to any Lockbox, or assign any right to receive income in respect thereof.

          (b)  No Extension or Amendment of Receivables.  Except as otherwise
               ----------------------------------------
permitted in Section 6.2, each of the Transferor and the Collection Agent will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

          (c)  No Change in Business or Credit and Collection Policy.  Each of
               -----------------------------------------------------
the Transferor and the Collection Agent will not make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, materially impair the collectibility of any Receivable.

          (d)  Use of Proceeds.  No proceeds of any Transfer will be used by the
               ---------------
Transferor to purchase or carry any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          (e)  No Mergers, Etc.  Each of the Transferor and CompuCom will not
               ---------------
(i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person; provided
                                                                     --------
that with respect to clause (i) above, CompuCom may merge with another Person if CompuCom is the surviving corporation provided that no Termination Event or Potential Termination Event shall result directly or indirectly therefrom.

          (f)  Change in Payment Instructions to Obligors.  Each of the
               ------------------------------------------
Transferor and the Collection Agent will not add or terminate, or make any change to, any Lockbox except in accordance with Section 2.8(b) herein.

          (g)  Deposits to Lockboxes.  Each of the
               ---------------------

Transferor and the Collection Agent will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lockbox cash or cash proceeds other than Collections of Receivables.

          (h)  Change of Name, Etc.  Neither the Transferor nor CompuCom will
               --------------------
change its name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC), nor relocate its chief executive office or any office where Records are kept, unless it shall have: (i) given the Agent at least thirty (30) days' prior written notice thereof and (ii) delivered to the Company all UCC financing statements, instruments and other documents (including, but not limited to, new or revised Lockbox Agreements) requested by the Agent in connection with such change or relocation.

          (i)  Changes to Receivables Purchase Agreement.  The Transferor shall
               -----------------------------------------
not agree to any amendment of or supplement to, or waiver of any provision of, the Receivables Purchase Agreement without the prior written consent of the Company.

          (j)  Dividend Restriction.  The Transferor shall not pay, declare or
               --------------------
make any dividends or distributions in respect of its common stock unless, after giving effect thereto: (i) the Transferor would not become insolvent, (ii) there would not have been a material adverse effect on the Transferor or its financial condition or (iii) the payment, declaration or making of any such dividends or distributions would not cause a Termination Event.

          (k)  Voluntary Petition.  To the extent permitted by law, neither the
               ------------------
Transferor nor CompuCom will file a petition to commence a voluntary case under the U.S. Bankruptcy Code (Title 11 USC) in any court of appropriate jurisdiction within the Tenth Circuit of the United States.

                                  ARTICLE IV

                        ADMINISTRATION AND COLLECTIONS

     SECTION IV.1.  Appointment of Collection Agent.  The servicing,
                    -------------------------------
administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance
             ----------------
with this Section 6.1. Until the Agent gives notice to CompuCom of the designation of a new Collection Agent, CompuCom is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent may, only upon the occurrence of a default in the performance of the Collection Agent's obligations hereunder or any other Termination Event designate as Collection Agent any Person (including itself) to succeed CompuCom or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. Upon the occurrence of a Potential Termination Event or Termination Event, the Agent may notify any Obligor of the Transferred Interest.

     SECTION IV.2.  Duties of Collection Agent.
                    --------------------------

          (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, the Company and the Bank Investors hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1, to enforce its respective rights and interests in and under the Receivables, the Related Security and the Contracts. The Collection Agent shall set aside for the account of the Transferor and the Company their respective allocable shares of the Collections received by the Collection Agent in accordance with Sections 2.5 and 2.6. The Collection Agent shall segregate and deposit to the Company's account the Company's allocable share of Collections received by the Collection Agent when required pursuant to Article II hereof. So long as no Termination Event shall have occurred and be continuing, the Collection Agent may, in accordance with the Credit and Collection Policy, extend the maturity of Receivables, but not beyond sixty (60) days, and extend the maturity or adjust the Outstanding Balance as the Collection Agent may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter
         --------  -------
the status of such Receivable as a Delinquent Receivable or a Defaulted Receivable. The Collection Agent shall hold in trust for the Transferor and the Company in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, the Agent shall have the right, acting in its reasonable discretion, to direct the Collection Agent (whether the Collection Agent is CompuCom or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security.

          (b) The Collection Agent shall hold, for the benefit of the Transferor, Collections received minus the Percentage Factor of such
                                 -----
Collections. On the last day of each Tranche Period, the Collection Agent shall deduct from such Collections and pay to the Company in reduction of the Net Investment any amounts due under Section 2.9 hereof and unpaid from the Transferor and turn the remainder of such Collections over to the Transferor.
In addition, the Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Obligor which is not a Receivable. If CompuCom is not the Collection Agent, the Collection Agent, by giving three (3) Business Days' prior written notice to the Agent, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Company. The Collection Agent, if other than CompuCom, shall as soon as practicable upon demand, deliver to CompuCom all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

          (c) On or before 90 days after the end of each fiscal year of the Collection Agent, beginning with the fiscal year ending December 31, 1997, the Collection Agent shall cause either the Business Credit Field Exam Group of NationsBank of Texas N.A. or such other Person as may be approved by Agent (who may also render other services to the Collection Agent or the Transferor) to furnish a report to the Agent to the effect that they have (i) compared the information contained in the Investor Reports delivered during such fiscal year with the information contained in the Contracts and the Collection Agent's records and computer systems for such period, and that, on the basis of such examination and comparison, such firm is of the opinion that the information contained in the Investor Reports reconciles with the information contained in the Contracts and the Collection Agent's records and computer system and that the servicing of the Receivables has been conducted in compliance with this Agreement, (ii) conducted a confirmation of a sample, based on a sample size provided by the Agent or otherwise agreed to by the Agent, of the Receivables and verified that the Collection Agent's records and computer system used in servicing the Receivables contained correct information with regard to due dates and outstanding balances, (iii) verified that the Receivables treated by the Collection Agent as Eligible Receivables and the calculation of the Net Receivables Balance in fact satisfied the requirements of the definition thereof contained herein, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement, and (iv) obtained no knowledge of any Termination Event or Potential Termination Event, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof

     SECTION IV.3.  Rights After Designation of New Collection Agent.  At any
                    ------------------------------------------------
time following the designation of a Collection Agent (other than CompuCom) pursuant to Section 6.1:

          (i) The Agent may direct that payment of all amounts payable under the Receivables be made directly to the Company or its designee.

          (ii) Each of the Transferor and the Collection Agent shall, at the Company's request and at the Transferor's expense, give notice of the Company's ownership of the Receivables to each Obligor and direct that payments in respect thereof be made directly to the Agent or its designee.

          (iii) Each of the Transferor and the Collection Agent shall (A) assemble all of the Records, and shall make the same available to the Agent at a place selected by the Agent or its designee, and
     (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

          (iv) Each of the Transferor and the Collection Agent hereby authorizes the

     Agent to take any and all steps in each of the Transferor's and the Collection Agent's name and on behalf of each of the Transferor and CompuCom necessary or desirable, in the determination of the Agent, to collect all amounts due under the Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

          SECTION IV.4.  Responsibilities of each of the Transferor and
                         ----------------------------------------------
CompuCom.  Anything herein to the contrary notwithstanding, each of the
--------
Transferor and CompuCom shall (i) perform all of its obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and the exercise by the Company of its rights hereunder shall not relieve each of the Transferor and CompuCom from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Company nor any Bank Investor shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Transferor or CompuCom thereunder.

                                   ARTICLE V

                              TERMINATION EVENTS

     SECTION V.1.  Termination Events.  The occurrence of any one or more of the
                   ------------------
following events shall constitute a Termination Event:

          (a) (i) the Transferor, the Collection Agent or CompuCom shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.1(a) or the covenant set forth in
Section 5.1(k)) and such failure shall remain unremedied for ten (10) days, or
(ii) the Collection Agent shall fail to make any payment or deposit to be made by it hereunder or under any other document delivered pursuant hereto when due or the Collection Agent shall fail to observe or perform any term, covenant or agreement on the Collection Agent's part to be performed under Section 2.8(b) hereof; or

          (b) any representation, warranty, certification or statement made by either of the Transferor, the Collection Agent or CompuCom in this Agreement or in any other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made (provided that any
                                                            --------
such breach with respect to a Receivable shall not constitute a Termination Event hereunder if such breach shall have been cured by the Transferor pursuant to Section 2.9 or 8.4); or

          (c) either of the Transferor or CompuCom shall default in the performance of any payment or undertaking (other than those covered by clause
(a) above) or to be performed or observed under any other provision hereof or in the Receivables Purchase Agreement or under any other document delivered pursuant hereto or thereto; or

          (d) failure of either of the Transferor or CompuCom, as initial Collection Agent, or any of their Subsidiaries to pay when due any amounts due under any agreement under which any Indebtedness greater than $10,000,000 is governed; or the default by either of the Transferor or CompuCom or any of their Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness greater than $10,000,000 was created or is governed, regardless of whether such event is an "event of default" or "default" under any such agreement; or any Indebtedness greater than $10,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

          (e) any Event of Bankruptcy shall occur with respect to the Transferor, the Collection Agent, CompuCom or any Subsidiary of either the Transferor, the Collection Agent or CompuCom; or

          (f) the Transferor shall, for any reason, fail to have a valid ownership interest in the Receivables and the Related Security and Collections with respect thereto; or

          (g) either CompuCom or the Transferor shall enter into any transaction or merger whereby it is not the surviving entity; or

          (h) there shall have occurred and be continuing any event or condition which materially affects the Transferor's, CompuCom's or the Collection Agent's ability to either collect the Receivables or to perform under this Agreement or the Receivables Purchase Agreement; or

          (i) the Liquidity Provider or the Credit Support Provider shall have given notice that an event of default has occurred and is continuing under its agreements with the Company; or

          (j) the Commercial Paper issued by the Company shall not be rated at least "A-2" by Standard & Poor's and at least "P-2" by Moody's; or

          (k) (i) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor reduces the Net Investment on the next day, bringing the Percentage Factor to less than or equal to 98% or (ii) the Percentage Factor equals or exceeds 100% at any time or (iii) the Receivables Purchase Agreement shall have terminated pursuant to Section 8.1 thereof; or

          (l) the Dilution Ratio averaged for any three-month period exceeds 7%; or

          (m) the Loss to Liquidation Ratio averaged for any three-month period exceeds 1.50%; or

          (n) the Delinquency Ratio averaged for any three-month period exceeds 15.0%; or

          (o) CompuCom's Leverage Ratio (as such term is defined in Exhibit N herein) exceeds (i) 4.25 to 1 at the end of any fiscal quarter ending prior to and including December 31, 2000 and (ii) 3.75 to 1 at the end of any fiscal quarter thereafter; or

          (p) CompuCom's Fixed Charge Coverage Ratio (as such term is defined in Exhibit N herein) falls below 1.25 to 1 at the end of any fiscal quarter; or

          (q) CompuCom's Tangible Net Worth (as such term is defined in Exhibit N herein) falls below an amount equal to the sum of (i) $130,000,000, plus (ii) 75% of cumulative Net Income (as such term is defined in Exhibit N herein) for the period from, but not including March 31, 1997 through the date of calculation (but excluding from the calculation of such cumulative Net Income the effect, if any, of any fiscal quarter (or portion of a fiscal quarter not then ended) of CompuCom for which Net Income was a negative number), plus (iii) 75% of the Net Cash Proceeds (as such term is defined in Exhibit N herein) received by CompuCom as a result of any offering of Equity (as such term is defined in Exhibit N herein) or pursuant to any conversion or exchange of convertible Indebtedness (as such term is defined in Exhibit N herein) or preferred Capital Stock (as such term is defined in Exhibit N herein) or into common Capital Stock of CompuCom, plus (iv) an amount equal to the net worth of any Person (as such term is defined in Exhibit N herein) that becomes a Subsidiary (as such term is defined in Exhibit N herein) of CompuCom or is merged into or consolidated with CompuCom or any Subsidiary of CompuCom or substantially all of the assets of which are acquired by CompuCom or any Subsidiary of CompuCom to the extent the purchase price paid therefor is paid in equity securities of CompuCom or any Subsidiary of CompuCom; or

          (r) CompuCom's Asset Coverage Ratio (as such term is defined in Exhibit N herein) falls below 1.10 to 1 at the end of any fiscal quarter; or

          (s) CompuCom's ratio of Funded Debt (as such term is defined in Exhibit N herein) to Capital (as such term is defined in Exhibit N herein) exceeds 0.65 to 1 at the end of any fiscal quarter; or

          (t) if all or any part of the capital stock of the Transferor held (beneficially or otherwise) by CompuCom or the Subordinated Note (as defined in the Receivables Purchase Agreement) shall be pledged or otherwise be subject to a security interest in favor of any Person, and NationsBank of Texas, N.A. or any such other Person shall commence any action to foreclose on any such pledge or security interest.

     SECTION V.2.  Termination.  (a) If an event or condition specified in
                   -----------
Section 7.1 (other than an event or condition specified in Sections 7.1(i) and (j)) occurs, the Agent may, by notice to the Transferor, declare a Termination Event to have occurred and declare all outstanding Tranche Periods to be ended and designate the Base Rate plus 2% to be applicable to the Net Investment. If an event or condition specified in Section 7.1(i) or (j) occurs, the Agent may, by notice to the Transferor, declare a Termination Event to have occurred and declare all outstanding Tranche Periods to be ended and shall designate the Base Rate to be applicable to the Net Investment. In addition, if a Termination Event shall be declared, the Transferor hereby requests that the Company assign the Transferred Interest and all of its rights hereunder (other than its rights to receive payments in respect of Discount accrued to the date of such assignment and other fees, costs, expenses and indemnities due the Company hereunder) to the Bank Investors. If an event or condition shall have occurred which constitutes a Potential Termination Event, the Agent may, by notice to the Transferor, declare such event or condition a Potential Termination Event.

          (b) In addition, if any Termination Event occurs hereunder (i) the Agent shall promptly notify the

Transferor in writing whether it has declared a Termination Event or a Potential Termination Event and whether it will be exercising the remedies specified in this Section 7.2, (ii) the Company and the Agent shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the UCC by applicable law in respect thereto, (iii) the Maximum Net Investment shall be reduced as of each calendar date thereafter equal to the Net Investment as of such date, and (iv) no Commercial Paper will thereafter be issued.

                                  ARTICLE VI

                  INDEMNIFICATION; EXPENSES; RELATED MATTERS

     SECTION VI.1.  Indemnities.  Without limiting any other rights which the
                    -----------
Company or the Bank Investors may have hereunder or under applicable law, the Transferor and CompuCom hereby agree to indemnify the Company, the Bank Investors, the Agent, the Liquidity Provider and the Credit Support Provider
and any permitted assigns and their respective officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages,
                -------------------
losses, claims, liabilities, costs and expenses, including reasonable attorneys' fees (which such attorneys may be employees of the Bank Investors, the Liquidity Provider, the Credit Support Provider or the Agent) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded
                                                 -------------------
against or incurred by any of them arising out of or as a result of this Agreement or the ownership, either directly or indirectly, by the Company or the Bank Investors of the Transferred Interest excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, CompuCom and Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

          (a) any representation or warranty made by CompuCom, the Collection Agent or the Transferor (or any of their respective officers) under or in connection with this Agreement, the Receivables Purchase Agreement, any Investor Report or any other information or report delivered by either of them pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

          (b) the failure by CompuCom, the Collection Agent or the Transferor to comply with any applicable and material law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable and material law, rule or regulation;

          (c) the failure to vest and maintain in the Transferor an undivided percentage ownership interest in the Receivables free and clear of any Adverse Claim or the failure to vest and maintain vested in the Company an undivided percentage ownership interest, to the extent of the Transferred Interest, or a first priority perfected security interest, in the Receivables and the Related Security and Collections with respect thereto, free and clear of any Adverse Claim;

          (d) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, any part of which is included in the Transferred Interest;

          (e) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable, any part of which is included in the Transferred Interest (including, without limitation, a defense based on such Receivable or the related Contract not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (f) any failure of CompuCom or the Transferor, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of Article VI; or

          (g) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

provided, however, that if the Company enters into agreements for the purchase
--------  -------
of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the

Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and CompuCom and each Other Transferor; and provided, further, that if such Indemnified Amounts are
                      --------  -------
attributable to the Transferor and CompuCom and not attributable to any Other Transferor, the Transferor and CompuCom shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor and CompuCom, such Other Transferors shall be solely liable for such Indemnified Amounts.

     SECTION VI.2.  Indemnity for Taxes, Reserves and Expenses.  (a)  If after
                    ------------------------------------------
the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

          (i) shall subject any Indemnified Party to any tax, duty or other charge with respect to this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party);

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the Transferred Interest or the Receivables; or

          (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the Transferred Interests or the Receivables,

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by the Agent, the Transferor or CompuCom shall pay to the Agent such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

          (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by the Agent, the Transferor and CompuCom shall pay to the Agent such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

          (c) The Agent will promptly notify each of the Transferor and CompuCom of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section. A notice by the Agent claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it on behalf of an Indemnified Party hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Agent and any applicable Indemnified Party may use any reasonable averaging and attributing methods.

          (d) Anything in this Section 8.2 to the contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 8.2 incurred by the Company ("Section 8.2 Costs") to the Transferor and CompuCom and each Other Transferor;
-------------------
and provided, further, that if such Section 8.2 Costs are attributable to the
    --------  -------
Transferor and CompuCom and not attributable to any Other Transferor, the Transferor and CompuCom shall be solely liable for such Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other Transferors and not attributable to the Transferor and CompuCom, such Other Transferors shall be solely liable for such Section 8.2 Costs.

     SECTION  .1.  Other Costs, Expenses and Related
                   ---------------------------------

Matters. (a) Each of the Transferor and CompuCom agrees, upon receipt of a
-------
written invoice, to pay or cause to be paid, and to hold the Company, the Agent and the Bank Investors harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company, the Agent and any Bank Investor) incurred by or on behalf of the Company, the Agent and the Bank Investors (i) in connection with the negotiation, execution, delivery and preparation of this Agreement and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby and thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time (x) relating to any amendments, waivers or consents under this Agreement, (y) arising in connection with the Company's, any Bank Investor's, the Agent's or any agent of the Company's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (z) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement; (all of such amounts, collectively, "Transaction Costs"); provided, however, that the parties hereto hereby agree to
 -----------------    --------  -------
cooperate to minimize such costs and to avoid duplication of efforts.

          (b) The Transferor and CompuCom shall pay the Company on demand any Early Collection Fee due on account of the reduction of a Tranche on a day prior to the last day of its Tranche Period.

     SECTION  .2.  Reconveyance Under Certain Circumstances. The Transferor
                   ----------------------------------------
agrees to accept the reconveyance from the Company or the Bank Investors of the Transferred Interest if the Agent notifies the Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement and the Transferor shall fail to cure such breach within 15 days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), 3 days) of such notice. The reconveyance price shall be paid by the Transferor to the Company or the Agent in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the Aggregate Unpaids.

                                   ARTICLE I

                       THE AGENT AND THE BANK COMMITMENT

     SECTION I.1.  Authorization and Action.
                   ------------------------

     (a) The Company and each Bank Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, the Company and each Bank Investor hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate or that the Company or a Bank Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Company and the Bank Investors may direct the Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Agent hereunder, the Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Company or a Bank Investor; provided, however, that Agent shall not be required to take any action
          --------  -------
hereunder if the taking of such action, in the reasonable determination of the Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Majority Investors. Unless otherwise provided herein, the Agent shall not authorize the release of any property conveyed to the Agent by the Company or the Transferor hereunder without the prior consent of all Bank Investors. The Agent shall not, without the prior written consent of all Bank Investors, agree to (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the payment of Discount or fees payable under the related fee letter or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee, (C) modify any provisions of this Agreement relating to the timing of payments required to be made by the Transferor or the application of the proceeds of such payments, or (D) the appointment of any Person (other than the Agent) as successor Collection Agent. The Agent shall not agree to any amendment of this Agreement which increases the dollar amount of a Bank Investor's Commitment without the prior consent of such Bank Investor. In addition, the Agent shall not agree to any amendment of this Agreement not specifically contemplated by the two preceding sentences without the consent of the related Majority Investors. "Majority Investors" shall mean, at any time,
                                 ------------------
Persons consisting of Bank Investors which hold Commitments aggregating in excess of 51% of the Maximum Net Investment as of such date. In the event the Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within ten (10) Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

          (b) The Agent shall exercise such rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     SECTION I.2.  Agent's Reliance, Etc.   Neither the Agent nor any of its
                   ----------------------
directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Transferor or CompuCom), inde-pendent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) shall make no warranty or representation to the Company or any Bank Investor and shall not be responsible to the Company or any Bank Investor for any statements, warranties or representations made in or in connection with this Agreement;
(iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Transferor, the Collection Agent or CompuCom or to inspect the property (including the books and records) of the Transferor, the Collection Agent or CompuCom; (iv) shall not be responsible to the Company or any Bank Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION I.3.  Credit Decision.  The Company and each Bank Investor
                   ---------------
acknowledges that it has, independently and without reliance upon the Agent, any of the Agent's Affiliates' any (other) Bank Investor or the Company (in the case of any Bank Investors) and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to accept the transfer of any undivided ownership interest in Receivables hereunder. The Company and each Bank Investor also acknowledges that it will, independently and without reliance upon the Agent, any of the Agent's Affiliates, any (other) Bank Investor or the Company (in the case of any Bank Investors) and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

     SECTION I.4.  Indemnification of the Agent.  The Bank Investors agree to
                   ----------------------------
indemnify the Agent (to the
extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement; provided that the Bank Investors shall not be liable for any portion
--------
of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor.

     SECTION I.5.  Successor Agent.  The Agent may resign at any time by giving
                   ---------------
written notice thereof to each Bank Investor, the Company and the Transferor and may be removed at any time with cause by the Majority Investors. Upon any such resignation or removal, the Bank Investors acting jointly shall appoint a successor Agent. Each Bank Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Agent. If no such successor Agent shall have been so appointed by the Bank Investors, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Investors' removal of the retiring Agent, then the retiring Agent may, on behalf of the Bank Investors, appoint a successor Agent which successor Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     SECTION I.6.  Payments by the Agent.  Unless specifically allocated to a
                   ---------------------
Bank Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Bank Investors shall be paid by the Agent to the Bank Investors (at their respective accounts specified in their respective Assignments) in accordance with their respective related pro rata interests in
                                                         --- ----
the Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 noon (New York time) on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors in accordance with their respective related pro rata
                                                                  --- ----
interests in the Net Investment not later than the following Business Day.

     SECTION I.7.  Bank Commitment; Assignment to Bank Investors.
                   ---------------------------------------------

          (a)  Bank Commitment.  At any time on or prior to the Commitment
               ---------------
Termination Date, in the event that the Company does not effect an Incremental Transfer as requested under Section 2.2, then, at any time thereafter, the Transferor shall have the right to require the Company to assign its interest in whole to the Bank Investors pursuant to an assignment and assumption agreement (an "Assignment") in accordance with this Section 9.7. In addition, at any time
     ----------
on or prior to the Commitment Termination Date, (i) upon the occurrence of a Termination Event or (ii) the Company elects to give notice of a Reinvestment Termination Date, the Transferor hereby requests and directs that the Company assign its interest in whole to the Bank Investors pursuant to this Section 9.7, and the Transferor agrees to pay the amounts described in Section 9.7(d) below. Provided that (i) the Net Asset Test is satisfied and (ii) the Transferor shall have paid to the Company all amounts due as described in Section 9.7(d) (which amount may be deemed paid by the Transferor through an increase in the Net Investment), upon any such election by the Company or any such request by the Transferor, the Company shall make such assignment and the Bank Investors shall accept such assignment and shall assume all of the Company's obligations hereunder. In connection with any assignment from the Company to the Bank Investors pursuant to this Section 9.7, each Bank Investor shall, on the date of such assignment, pay to the Company an amount equal to its Assignment Amount.
In addition, at any time on or prior to the Commitment Termination Date, the Transferor shall have the right to request funding under this Agreement directly from the Bank Investors; provided that at such time all conditions precedent set
                         --------
forth herein for an Incremental Transfer shall be satisfied, and provided
                                                                 --------
further that, in connection with such funding by the Bank Investors, the Bank
-------
Investors accept the assignment of all of the Company's interest in the Net Investment and assume all of the Company's obligations hereunder.

          (b)  Assignment.  Upon any assignment pursuant to Section 9.7(a), the
               ----------
Company shall deliver to each Bank Investor an Assignment, duly executed, assigning to each such Bank Investor a pro rata interest in the Net Investment
                                       --- ----
plus amounts unpaid pursuant to Section 9.7(d) (which amounts may be applied to increase the Net Investment), and the Company shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the Company hereunder with respect to such interest for all purposes of this Agreement (it being understood that the Bank Investors, as assignees, shall (x) be obligated to effect Incremental Transfers under Section
2.2 in accordance with the terms thereof unless a Termination Event has occurred, notwithstanding that the Company was not so obligated and (y) not have the right to elect the commencement of the amortization of the Net Investment pursuant to the definition of "Termination Date", notwithstanding that the

Company had such right) and (ii) the Company shall relinquish its rights with respect to such interest for all purposes of this Agreement. No such assignment shall be effective unless a fully executed copy of the related Assignment shall be delivered to the Agent and Transferor. All reasonable costs and expenses of the Company and assignee incurred in connection with any assignment hereunder shall be borne by the Transferor and not by the Company or any such assignee.
No Bank Investor may assign all or any portion of its interest in the Net Investment, the Receivables, Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder to any Person unless approved in writing by the Agent. No Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Provider Agreement.

          (c)  Effects of Assignment.  By executing and delivering an
               ---------------------
Assignment, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor or the performance or observance by the Transferor of any of its obligations under this Agreement, or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the Receivables and the Related Security; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Company any proceeding of the type referred to in Section 10.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company.

          (d)  Transferor's Obligation to Pay Certain Amounts.  The Transferor
               ----------------------------------------------
shall pay to the Company, prior to any assignment by the Company to the Bank Investors pursuant to this Section 9.7, an aggregate amount equal to all Discount accrued with respect to each Tranche Period, all Discount to accrue through the end of each outstanding Tranche Period plus all other Aggregate Unpaids (other than the Net Investment). To the extent that such Discount relates to interest or discount on Commercial Paper issued to fund the Net Investment, if the Transferor fails to make payment of such amounts at or prior to the time of assignment by the Company to the Bank Investors, such amount shall be paid by the Bank Investors to the Company as additional consideration for the interests assigned to the Bank Investors, and the amount of the "Net Investment" hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors.

          (e)  Administration of Agreement After Assignment; Discount.  After
               ------------------------------------------------------
any assignment by the Company to the Bank Investors pursuant to this Section 9.7, all rights of the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of either such party. After any such assignment, Discount hereunder shall be determined in accordance with the terms of the Fee Letter dated the date hereof (as such letter may be amended from time to time) between the Transferor and the Agent.

          (f)  Payments.  After any assignment by the Company to the Bank
               --------
Investors pursuant to this Section 9.7, all payments to be made hereunder by the Transferor or the Collection Agent to the Bank Investors shall be made to the Agent's account as such account shall have been notified to the Transferor and the Collection Agent.

          (g)  Downgrade of Bank Investor.  If the short-term debt rating of a
               --------------------------
Bank Investor shall be A-2 or P-2 from Standard & Poor's or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the Agent, shall, within thirty (30) days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short-term debt shall be rated at least A-2 and P-2 from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short-term debt rating of a Bank Investor shall be A-3 or P-3, or lower, from Standard & Poor's or Moody's, respectively, such Bank Investor, upon request of the Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short- term debt shall be rated at least A-2 and P-2 from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Company shall have the right to require such Bank Investor to accept the assignment of such Bank Investor's Pro Rata Share of the Net Investment, and such assignment shall occur in accordance with the applicable provisions of this
Section 9.7. Such Bank Investor shall be obligated to pay to the Company, in connection with such assignment, in addition to the Pro Rata Share of the Net Investment, an amount equal to a pro rata portion of the interest component of all outstanding Commercial Paper issued to fund the Net Investment, as reasonably determined by the Agent.

                                  ARTICLE II

                                 MISCELLANEOUS

     SECTION II.1.  Term of Agreement.  This Agreement shall terminate following
                    -----------------
the Termination Date when the Net Investment has been reduced to zero, all accrued Discount has been paid in full and all other Aggregate Unpaids have been paid in full; provided, however, that (i) the rights and remedies of the Company
              --------  -------
with respect to any representation and warranty made or deemed to be made by each of Transferor, the Collection Agent and CompuCom pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, and
(iii) the agreement set forth in Section 10.9, shall be continuing and shall survive any termination of this Agreement for a period of three (3) years following such date in the case of clauses (i) and (ii) above.

     SECTION II.2.  Waivers; Amendments.  No failure or delay on the part of the
                    -------------------
Company in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the parties hereto.

     SECTION II.3.  Notices.  Except as provided below, all communications and
                    -------
notices provided for hereunder shall be in writing (including bank wire, telex, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and confirmation is received,
(ii) if given by mail 3 Business Days following such posting, or (iii) if given by any other means, when received at the address specified in this Section. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes the Company to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Company in good faith believes to be acting on behalf of the Transferor. The Transferor and the Company agree to deliver promptly to the other a written confirmation of each telephonic notice signed by an authorized officer of such party. However, the absence of such confirmation shall not affect the validity of such notice.

     If to the Company:

          Enterprise Funding Corporation
          c/o Merrill Lynch Money Markets Inc.
          World Financial Center--South Tower
          225 Liberty Street
          New York, New York  10218
          Telephone:  (212) 236-7200
          Telecopy:   (212) 236-7584

          (with a copy to the Agent)

     If to the Transferor:

          CSI Funding Inc.
          7171 Forest Lane
          Dallas, Texas 75230
          Telecopy:   (972) 856-5395
          Payment Information:
          NationsBank of Texas, N.A.
          ABA:  111000025
          Account 1291795475

     If to the Agent:

          NationsBank, N.A.
          NationsBank Corporate Center--10th Floor
          Charlotte, North Carolina  28255
          Attention:  Michelle M. Heath--
                         Investment Banking
          Telephone:  (704) 386-7922
          Telecopy:   (704) 388-9169
          Payment Information:
          ABA:  053000196

          Attention:  Camille Zerbinos
          Reference:  CompuCom Expenses

     SECTION II.4.  Governing Law; Submission to Jurisdiction; Integration.
                    ------------------------------------------------------

     (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE TRANSFEROR, THE COLLECTION AGENT AND COMPUCOM HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the Transferor, the Collection Agent and CompuCom hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.4 shall affect the right of the Company to bring any action or proceeding against the Transferor, the Collection Agent and CompuCom or their property in the courts of other jurisdictions.

     (b) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

     SECTION II.5.  Severability; Counterparts.  This Agreement may be executed
                    --------------------------
in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION II.6.  Successors and Assigns.
                    ----------------------

          (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the
                                   --------  -------
Transferor, the Collection Agent nor CompuCom may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Company. No provision of this Agreement shall in any manner restrict the ability of the Company to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest.

          (b) Each of the Transferor and CompuCom hereby agrees and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred interest to any Liquidity Provider or the Bank Investors. In addition, each of the Transferor and CompuCom hereby agrees and consents to the complete assignment by the Company of all of its rights (but not its obligations) under, interest in and title to this Agreement and the Transferred Interest to NationsBank, N.A., in its capacity as collateral agent (in such capacity, the "Collateral Agent")
                                                            ----------------
for any Liquidity Provider, any Credit Support Provider and the holders of Commercial Paper from time to time.

     SECTION II.7.  [RESERVED]

     SECTION II.8.  Confidentiality.  (a)  Each of the Transferor, the
                    ---------------
Collection Agent and CompuCom hereby consents to the disclosure of any non-public information with respect to it to (i) either the Agent or the Company by the other and (ii) the Liquidity Provider, the Credit Support Provider, any Bank Investor, or any nationally recognized rating agency providing a rating for the Company's commercial paper.

          (b) Each of the Transferor and the Company shall maintain, and shall cause each of its officers, employees and agents to maintain, the confidentiality of this Agreement, all documents related hereto and all other confidential proprietary information with respect to, on the one hand, the Company, the Agent, any Bank Investor, the Liquidity Provider or the Credit Support Provider, and, on the other hand, CompuCom and the Transferor, and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein, except for information that has become publicly available and has been disclosed to (i) legal counsel, accountants and other professional advisors to the Company and the Transferor by the other, (ii) as required by law, regulation or legal process and (iii) in connection with any legal or regulatory proceeding to which the Transferor or the Company, as applicable, is subject. Both the Company and the Agent, on the one hand, and the Transferor and CompuCom, on the other hand, hereby consent to the disclosure of information in the manner and to the Persons set forth in clauses (i) through (iii) above.

     SECTION  .1.  No Bankruptcy Petition Against the Company.  Each of the
                   ------------------------------------------
Transferor, the Collection Agent and CompuCom hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     SECTION  .2.  Limited Recourse; Waiver of Setoff.
                   ----------------------------------

          (a) Notwithstanding anything to the contrary contained herein, the obligations of the Company under this Agreement are solely the corporate obligations of the Company and shall be payable at such time as funds are received from the Transferor, CompuCom and other transferors or from any party to any agreement with the Company in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper. No recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, the Company arising out of or based upon this Agreement against any stockholder, employee, officer, director or incorporator of the Company or any Affiliate thereof or against any stockholder, employee, officer, director, incorporator or Affiliate of the Agent; provided, however, that the foregoing
                                        --------  -------
shall not relieve any such person or entity from any liability they might otherwise have as a result of fraudulent actions or omissions taken by them.

          (b) Each of the Transferor and CompuCom hereby agrees to waive any right of setoff which it may have or to which it may be entitled against the Company and its assets.

     SECTION  .3.  Grant of Security Interest.  The Transferor does hereby grant
                   --------------------------
to the Agent, on behalf of the Company and the Bank Investors, a security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security and Collections with respect thereto, and in all of the Transferor's rights under the Receivables Purchase Agreement and that this Agreement shall constitute a security agreement under applicable law.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended and Restated Transfer and Administration Agreement as of the date first written above.


                                                ENTERPRISE FUNDING CORPORATION,
                                                  as Company


                                                By: /s/ STEWART CUTLER
                                                    __________________________
                                                    Name: Stewart Cutler
                                                    Title: Vice President


                                                CSI FUNDING INC.,
                                                  as Transferor


                                                By: /s/ DANIEL CELONI
                                                    __________________________
                                                    Name: Daniel Celoni
                                                    Title: Treasurer


                                                COMPUCOM SYSTEMS, INC.,
                                                  individually and
                                                  as Collection Agent


                                                By: /s/ M. LAZANE SMITH
                                                    __________________________
                                                    Name: M. Lazane Smith
                                                    Title: SVP-CFO


                                                NATIONSBANK, N.A., as Agent
                                                  and as Bank Investor

Commitment:
$97,500,000.00                                  By: /s/ STAN MEIHAUS
                                                    __________________________
                                                    Name: Stan Meihaus
                                                    Title: Vice President

                                                BANK HAPOALIM, B.M.,
                                                  as Bank Investor

Commitment:
$30,000,000.00                                  By: /s/ JONATHAN KULKA
                                                    __________________________
                                                    Name: Jonathan Kulka
                                                    Title: FVP

                                                By: /s/ PETER DOVAS
                                                    __________________________
                                                    Name: Peter Dovas
                                                    Title: VP


                                                CREDIT LYONNAIS NEW YORK BRANCH,
                                                  as Bank Investor

Commitment:
$30,000,000.00                                  By: /s/ DAVID C. FINK
                                                    __________________________
                                                    Name: David C. Fink
                                                    Title: First Vice President


                                                CORESTATES BANK, N.A.,
                                                  as Bank Investor

Commitment:
$17,500,000.00                                  By: /s/ SCOTT HUFFMAN
                                                    __________________________
                                                    Name: Scott Huffman
                                                    Title: Vice President

                                                                       EXHIBIT A
                                                                       ---------


                               [FORM OF CONTRACT]

                                                                       EXHIBIT B
                                                                       ---------


                         [CREDIT AND COLLECTION POLICY]

                                                                       EXHIBIT C
                                                                       ---------


                           [FORM OF INVESTOR REPORT]

                                                                       EXHIBIT D
                                                                       ---------

                         [Form of Transfer Certificate]

     Reference is hereby made to the Transfer and Administration Agreement, dated as of April 1, 1996, as amended and restated as of November 1, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement"), by and among CSI FUNDING INC., a Delaware corporation, as
 ---------
Transferor, COMPUCOM SYSTEMS, INC., a Texas corporation, as Seller, ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company") and NATIONSBANK,
                                                  -------
N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Agreement.

     The Transferor hereby conveys, transfers and assigns to the Company an undivided ownership interest in the Receivables, together with Related Security and Collections with respect thereto (each, an "Incremental Transfer"). Each
                                                --------------------
Incremental Transfer by the Transferor to the Company, and each reduction or increase in the Net Investment in respect of each Incremental Transfer evidenced hereby, shall be indicated by the Company on the grid attached hereto which is part of this Transfer Certificate.

     This Transfer Certificate is made without recourse except as otherwise provided in the Agreement.

     This Transfer Certificate shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned has caused this Transfer Certificate to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                                CSI FUNDING INC.


                                                By /s/ DANIEL CELONI
                                                   _______________________
                                                   Name: Daniel Celoni
                                                   Title: Treasurer

                                      GRID

                                                    Net Investment
Date of                   Amount of                 (Giving Effect
Incremental               Incremental               to Incremental
Transfer                  Transfer                  Transfer)
-----------               -----------               --------------

                                                                       EXHIBIT E
                                                                       ---------


                         [FORM OF SETTLEMENT STATEMENT]

                                                                       EXHIBIT F
                                                                       ---------

                                [TO BE UPDATED]


                           List of Actions and Suits
                           -------------------------

Plaintiff                       Claim            Claim
                                Amount

CompuCom Systems, Inc.
----------------------

Steinard                        $50K             Wrongful termination.

Powell                          $50K             Overtime pay issue - amount
                                                 is last offer by Powell to
                                                 settle.

SAI                             TBD              Contract dispute over
                                                 disposition of computer
                                                 parts inventory.  Trial date
                                                 set 5/13/96.

The Computer Factory, Inc.
--------------------------

Joe Schonfeld                   $5M              Former A/R Manager claims
                                                 wrongful termination.  He
                                                 pleaded guilty to charges
                                                 filed by TCF for
                                                 embezzlement and is
                                                 currently paying restitution
                                                 to TCF.

Craig Robins                    $200K            Seeks punitive damages for
                                                 double charge on credit card
                                                 of $200.00.

Susan Manno                     $100K            Damages due to injury
Charles Manno                                    suffered while using a

Helen Tomlin                                     computer purchased from TCF.
                                                 Other defendants include
                                                 NEC, AST, and LAN.

                                                                       EXHIBIT G
                                                                       ---------


                        Schedule of Locations of Records
                        --------------------------------

                                                                       EXHIBIT H
                                                                       ---------

                 List of Subsidiaries, Divisions and Tradenames
                 ----------------------------------------------
                                [TO BE UPDATED]

                                   Tradenames
                                   ----------


CompuCom Systems, Inc.

CompuCom

CompuCom Systems, Inc. d.b.a. Network Compatability Group, Inc.


                                  Subsidiaries
                                  ------------

Active Operations
-----------------

CSI Funding, Inc.

CompuCom Properties, Inc.

ClientLink, Inc.


No Active Ongoing Business Operations
-------------------------------------

CompuCom Acquisition, Corp.
d/b/a/ Microsolutions

The Computer Factory, Inc.

S R Computer Corp.

                                                                       EXHIBIT I
                                                                       ---------


                                   [RESERVED]

                                                                       EXHIBIT J
                                                                       ---------

                       [Form of Secretary's Certificate]

     I, __________________, the undersigned Secretary of CSI Funding Inc. (the "Company"), a Delaware corporation, DO HEREBY CERTIFY that:

     1. Attached hereto as Annex A is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof.

     2. Attached hereto as Annex B is a true and complete copy of the By-laws of the Company as in effect on the date hereof.

     3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company [adopted by consent] as of _________________, 1996, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

     4. The below-named persons have been duly qualified as and at all times since ________________, 1996, to and including the date hereof have been officers or representatives of the Company holding the respective offices or positions below set opposite their names and the signatures below set opposite their names are their genuine signatures:

  Name         Office                    Signatures
  ----         ------                    ----------

               [OFFICE]             _______________________

               [OFFICE]             _______________________

     5.  The representations and warranties of the Company contained in Section
3.1 of the Transfer and Administration Agreement dated as of __________, 199_ between the Company and Enterprise Funding Corporation are true and correct as if made on the date hereof.]

     WITNESS my hand and seal of the Company as of this ____ day of ________, 199_.


                                                  ______________________________
                                                             Secretary
                                                         [NAME OF COMPANY]


     I, the undersigned, Vice President of the Company, DO HEREBY CERTIFY that _____________________ is the duly elected and qualified Secretary of the Company and the signature above is his/her genuine signature.

     WITNESS my hand as of this ____ day of _______, 1996.



                                                  ______________________________
                                                          Vice President
                                                         [NAME OF COMPANY]

                                                                       EXHIBIT K
                                                                       ---------


                         [Form of Company Certificate]



THIS CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR CONVEYED EXCEPT IN ACCORDANCE WITH THE TRANSFER AND ADMINISTRATION AGREEMENT REFERRED TO HEREIN.

No. 1                                                                   One Unit
November 3, 1997

Evidencing an undivided interest in a pool of accounts receivables generated from time to time in the ordinary course of business by CompuCom Systems, Inc. and sold to CSI Funding Inc. (the "Transferor").

(Not an interest in or obligation of CSI Funding Inc.)

     This certifies that ENTERPRISE FUNDING CORPORATION ("Enterprise") is the registered owner of a fractional undivided interest in a pool of accounts receivables pursuant to the Transfer and Administration Agreement between Enterprise, the Transferor and the several parties thereto, dated as of April 1, 1996, as amended and restated as of November 3, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement"). The
                                                            ---------
Receivables consist of all accounts receivables generated under the Contracts from time to time hereafter, all monies due or to become due in payment of the Receivables and the other assets and interests as provided in the Agreement.

     To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the holder hereof by virtue of the acceptance hereof assents and by which the holder hereof is bound. In the event of any inconsistency or conflict between the terms of this

Certificate and the terms of the Agreement, the terms of the Agreement shall control.

     This Certificate represents a fractional undivided interest in the Receivables, including the right to receive a portion of Collections and other amounts at the times and in the manner and amounts specified in the Agreement. The aggregate interest in the Receivables represented by this Certificate at any time shall equal the Percentage Factor as determined in accordance with the Agreement.

     IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed.


                                          CSI FUNDING INC.


                                          By: __________________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT L
                                                                       ---------

                           Lockbox Banks and Accounts

                                                                       EXHIBIT M
                                                                       ---------

                           FORM OF LOCK-BOX AGREEMENT


                                                       [Date]


[Name and Address
 of Lock-Box Bank]


     Re:  [COLLECTION AGENT]
          Lock-Box Account
          No[s]. ___________

Ladies and Gentlemen:

          [COLLECTION AGENT] ("COLLECTION AGENT") hereby notifies you that in connection with certain transactions involving its accounts receivable, it has transferred exclusive ownership and dominion of its lock-box account no[s]. __________ maintained with you (collectively the "Accounts") to NationsBank, N.A., as agent (the "Agent"), and that COLLECTION AGENT will transfer exclusive control of the Accounts to the Agent effective upon delivery to you of the Notice of Effectiveness (as hereinafter defined).

          In furtherance of the foregoing, COLLECTION AGENT and the Agent hereby instruct you, beginning on the date of your receipt of the Notice of
Effectiveness: (i) to collect the monies, checks, instruments and other items of payment mailed to the Accounts; (ii) to deposit into the Accounts all such monies, checks, instruments and other items of payment or all funds collected with respect thereto (unless otherwise instructed by the Agent); and (iii) to transfer all funds deposited and collected in the Accounts pursuant to instructions given to you by the Agent from time to time.

          You are hereby further instructed: (i) unless and until the Agent notifies you to the contrary at any time after

                                      M1
your receipt of the Notice of Effectiveness, to make such transfers from the Accounts at such times and in such manner as COLLECTION AGENT, in its capacity as collection agent for the Agent, shall from time to time instruct to the extent such instructions are not inconsistent with the instructions set forth herein, and (ii) to permit COLLECTION AGENT (in its capacity as collection agent for the Agent) and the Agent to obtain upon request any information relating to the Accounts, including, without limitation, any information regarding the balance or activity of the Accounts.

          COLLECTION AGENT also hereby notifies you that, beginning on the date of your receipt of the Notice of Effectiveness and notwithstanding anything herein or elsewhere to the contrary, the Agent, and not TRANSFEROR, shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Accounts, including, without limitation, the right to specify when payments are to be made out of or in connection with the Accounts. The Agent has a continuing interest in all of the checks and their proceeds and all monies and earnings, if any, thereon in the Accounts, and you shall be the Agent's agent for the purpose of holding and collecting such property. The monies, checks, instruments and other items of payment mailed to, and funds deposited to, the Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Agent (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Accounts, and
(ii) the face amount of any checks which have been credited to the Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).

          This Agreement may not be terminated at any time by COLLECTION AGENT or you without the prior written consent of the Agent. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by the Agent and COLLECTION AGENT.

          You shall not assign or transfer your rights or obligations hereunder (other than to the Agent) without the prior written consent of the Agent and COLLECTION AGENT. Subject to the preceding sentence, this Agreement shall be

                                      M2
binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, each of the parties hereto and their respective successors and assigns.

          You hereby represent that the person signing this Agreement on your behalf is duly authorized by you to so sign.

          You agree to give the Agent and COLLECTION AGENT prompt notice if the Accounts become subject to any writ, garnishment, judgment, warrant of attachment, execution or similar process.

          Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or by courier service or by United States mail and shall be deemed to have been delivered when delivered in person or by courier service or by facsimile or three (3) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, (i) the addresses of the parties hereto shall be as set forth below each party's name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party and the Agent and (ii) the address of the Agent shall be NationsBank, N.A., NationsBank Corporate Center, 10th Floor, Charlotte, North Carolina 28255, Attention:
Michelle M. Heath, Investment Banking, or at such other address as may be designated by the Agent in a written notice to each of the parties hereto.

          Please agree to the terms of, and acknowledge receipt of, this notice by signing in the space provided below.

                                      M3

          The transfer of control of the Accounts, referred to in the first paragraph of this letter, shall become effective upon delivery to you of a notice (the "Notice of Effectiveness") in substantially the form attached hereto as Annex "1".


                                        Very truly yours,

                                        [COLLECTION AGENT]


                                        By: /s/ Daniel Celoni
                                           -----------------------------

                                        Title: VP - Finance
                                              --------------------------



                                        Attention:
                                                  ----------------------
                                        Facsimile No.:
                                                      ------------------

ACKNOWLEDGED AND AGREED:

[NAME OF LOCK-BOX BANK]


By: /s/ Julie Perry-Schenkel
   -------------------------

Title: Sr. Vice President
      ----------------------

Date:
     -----------------------


[Address]
Attention:
          ------------------

Facsimile No.:
              --------------
                                      M4

                                    ANNEX 1

                             TO LOCK-BOX AGREEMENT

                       [FORM OF NOTICE OF EFFECTIVENESS]


DATED: ______________, 199_

TO: [Name of Lock-Box Bank]
[Address]
ATTN: ______________________

 Re:  Lock-Box Account No[s]._______

Ladies and Gentlemen:

We hereby give you notice that the transfer of control of the above-referenced Lock-Box Account[s], as described in our letter agreement with you dated __________ __, 199_ is effective as of the date hereof. You are hereby instructed to comply immediately with the instructions set forth in that letter.


Very truly yours,


[COLLECTION AGENT]


By: /s/ Daniel Celoni
   ------------------------------

Title: VP - Finance
      ---------------------------


ACKNOWLEDGED AND AGREED:

[NAME OF LOCK-BOX BANK]


By: /s/ Stan Meihaus
   ------------------------

Title: Vice President
      ---------------------

Date:----------------------

                                      M5

[Address]
Attention:_________________
Facsimile No.:_____________

                                      M6

                                                                       EXHIBIT N
                                                                       ---------

                              CERTAIN DEFINITIONS
(All defined terms contained in this Exhibit N shall only be used in connection with Sections 7.1 (o), (p), (q), (r) and (s).)

Capitalized terms used in this Exhibit N which are also defined herein, are used as so defined herein.

     "Account" has the meaning assigned to such term in the UCC.
      -------

     "Accounts and Inventory Report" means a report, signed by an Authorized
      -----------------------------
Signatory, in substantially the form of Exhibit E of the Credit Agreement, appropriately completed.

     "Acquisition" means any transaction pursuant to which the Borrower or any
      -----------
of its Subsidiaries, (i) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (A) acquires more than 50% of the equity interest in any Person pursuant to a solicitation by the Borrower or such Subsidiary of tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions, or a combination of any of the foregoing, or (B) makes any corporation a Subsidiary of the Borrower or such Subsidiary, or causes any corporation, other than a Subsidiary of the Borrower or such Subsidiary, to be merged into the Borrower or such Subsidiary (or agrees to be merged into any other corporation other than a wholly-owned Subsidiary (excluding directors' qualifying shares) of the Borrower or such Subsidiary), or
(ii) purchases all or substantially all of the business or assets of any Person or of any operating division of any Person.

     "Administrative Lender" means NationsBank of Texas,
      ---------------------

N.A., a national banking association, as administrative agent for Lenders, or such successor administrative agent appointed pursuant to Section 10.1(b) of the Credit Agreement.

     "Administrative Lender Fee Letter" has the meaning  specified in Section
      --------------------------------
2.4(c)  of the Credit Agreement.

     "Advance" means a Facility A Advance, a Facility B Advance or a Swing Line
      -------
Advance and "Advances" means Facility A Advances, Facility B Advances and Swing
             --------
Line Advances.

     "Affiliate" means, as applied to any Person, any other Person that,
      ---------
directly or indirectly, through one or more Persons, Controls or is Controlled By or Under Common Control with, that Person.

     "Agreement Date" means the date of the Credit Agreement.
      --------------

     "Applicable Environmental Laws" means applicable laws pertaining to health
      -----------------------------
or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as
          ------
amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal
Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA").
                            ----

     "Applicable Law" means (a) in respect of any Person, all provisions of
      --------------
constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" shall mean
                                                   --------------
the laws of the

     United States of America, including without limitation 12 USC '' 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 1.04"), and any other
                                                 ---------
     statute of the State of Texas; provided that the parties hereto agree that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to Advances, this Agreement, the Notes or any other Loan Documents.

          "Applicable LIBOR Rate Margin" means the following per annum
           ----------------------------
percentages, applicable in the following situations:

                       Applicability
                       -------------
(a)  Initial Pricing Period                                           1.000%
                                                                      1.250%
                                                                      0.750%
(b)  Subsequent Pricing Period
     (1)  The Fixed Charge Coverage Ratio is greater than             0.750%
     or equal to 2.50 to 1                                            1.000%
                                                                      0.625%

     (2)  The Fixed Charge Coverage Ratio is less than                0.875%
     2.50 to 1 but greater than or equal to 2.00 to 1                 1.125%
                                                                      0.750%

     (3)  The Fixed Charge Coverage Ratio is less than                1.000%
     2.00 to 1 but greater than or equal to 1.50 to 1                 1.250%
                                                                      0.875%

     (4)   The Fixed Charge Coverage Ratio is less than               1.250%
     1.50 to 1                                                        1.500%
                                                                      1.125%

The Applicable LIBOR Rate Margin payable by the Borrower on the LIBOR Advances outstanding hereunder shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by using the Fixed Charge Coverage Ratio calculated as of the end of each fiscal quarter during the Subsequent Pricing Period; provided, that each adjustment in the LIBOR Basis shall be effective
        --------
with respect to LIBOR Advances (i) made following receipt by the Administrative Lender of the financial statements required to be delivered pursuant to Section
6.2 or 6.3 of the Credit Agreement, as applicable, for each such fiscal quarter, and the corresponding Compliance Certificate required pursuant to
Section 6.4 of the Credit Agreement, on the date of making such LIBOR Advance and (ii) outstanding on the date of receipt of such financial statements and Compliance Certificate referred to in clause (i) immediately preceding, on the date which is two Business Days following the date of receipt of such financial statements and Compliance Certificate. If such financial statements and Compliance Certificate are not received by the Administrative Lender by the date required, effective as of the first Business Day following notification thereof from the Administrative Lender to the Borrower, the Applicable LIBOR Rate Margin shall be determined as if the Fixed Charge Coverage Ratio is less than 1.50 to 1 until such time as such financial statements and Compliance Certificate are received.

     "Asset Coverage Ratio" means, for the Borrower and its Subsidiaries
      --------------------
determined in accordance with GAAP on a consolidated basis, at the time in question, the ratio of (a) the sum of (i) Cash and Cash Equivalents, plus (ii) Accounts, plus (iii) Inventory to (b) the sum of (i) outstanding obligations in respect of Facility A and Swing Line Advances, Reimbursement Obligations and other Indebtedness, plus (ii) the Net Exposure Under Securitization, plus (iii) accounts payable and accrued liabilities in the ordinary course of business.

     "Assignees" means any assignee of a Lender pursuant to an Assignment
      ---------
Agreement and shall have the meaning
ascribed thereto in Section 11.6 of the Credit Agreement.

  "Assignment Agreement" has the meaning specified in   of the Credit Agreement.
   --------------------

  "Authorized Signatory" means such senior personnel of the Borrower as may be
   --------------------
duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request Advances and Letters of Credit hereunder.

  "Base Rate Advance" means any Advance bearing interest at the Base Rate Basis.
   -----------------

  "Base Rate Basis" means, for any day, a per annum interest rate equal to the
   ---------------
higher of (a) the sum of (i) 0.50% plus (ii) the Federal Funds Rate on such day or (b) the Prime Rate on such day. The Base Rate Basis shall be adjusted automatically without notice as of the opening of business on the effective date of each change in the Prime Rate to account for such change.

  "Borrower" has the meaning specified in the introductory provision of the
   --------
Credit Agreement.

  "Business Day" means a day on which commercial banks are open (a) for the
   ------------
transaction of business in Dallas, Texas, and, (b) with respect to any LIBOR Advance, for the transaction of international business (including dealings in U.S. dollar deposits) in London, England.

  "Capital" means, for any date of calculation, for the Borrower and its
   -------
Subsidiaries, on a consolidated basis determined in accordance with GAAP, the sum of (a) Funded Debt plus (b) Net Worth.

  "Capital Expenditures" means, for any period, expenditures made by the
   --------------------
Borrower and its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements during such period and the aggregate amount of items leased or acquired under Capitalized Lease Obligations at the cost of the item, but excluding capital expenditures made with insurance proceeds to the extent used to replace or repair damaged fixed assets, plant and equipment) computed in accordance with GAAP, consistently applied.

  "Capital Stock" means, as to any Person, the equity interests in such Person,
   -------------
including, without limitation, the shares of each class of capital stock in any Person that is a corporation, and each class of partnership interest (including, without limitation, general, limited and preference units) in any Person that is a partnership.

  "Capitalized Lease Obligations" means that portion of any obligation of the
   -----------------------------
Borrower or any Subsidiary of the Borrower as lessee under a lease which at the time are recorded as capitalized lease obligations on the balance sheet of the Borrower or such Subsidiary prepared in accordance with GAAP.

  "Cash and Cash Equivalents" means with respect to the Borrower and each
   -------------------------
Subsidiary of the Borrower (i) cash (which, after the occurrence of an Event of Default, shall exclude any cash proceeds of Accounts), (ii) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Lender or the parent corporation of any Lender, and commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation, or P-1 or the equiva-lent thereof by Moody's Investors Service, Inc., and in each case maturing within six months after the date of acquisition, and (vi) a readily redeemable "money market mutual fund" advised by a bank described in clause (iii) hereof, or an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (i) through (v) hereof and having on the date of such Investment total assets of at least One Hundred Million Dollars ($100,000,000.00).

  "CFI" means CSI Funding, Inc., a Delaware corporation and wholly-owned
   ---
Subsidiary of the Borrower, as purchaser under the RPA.

  "CFI Note" means the "Subordinated Note" as defined by the RPA, and any and
   --------
all renewals, extensions, modifications, amendments, supplements or restatements thereof.

  "Change of Control" means the occurrence of any of the following events after
   -----------------
the Agreement Date: (a) any Person or any Persons acting together which would constitute a "group" (a "Group") for purposes of Section 13(d) of the
                         -----
Securities Exchange Act of 1934, as amended (the  "Exchange Act"), or any
                                                   ------------
successor provision thereto, other than the Group whose nominees constituted a majority of the board of directors of the Borrower as of the close of business on the Agreement Date, together with any Affiliates or Related Persons thereof, shall beneficially own (as defined in Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act or any successor provision thereto) at least 30% of the aggregate voting power of all classes of Capital Stock of the Borrower entitled to vote generally in the election of directors of the Borrower; or (b) any Person or Group, other than any Person or Group whose nominees constituted a majority of the board of directors of the Borrower as of the close of business on the Agreement Date, together with any Affiliates or Related Persons thereof, shall succeed in having sufficient of its or their nominees elected to the Board of Directors of the Borrower, such that such nominees, when added to any existing director remaining on the Board of Directors of the Borrower after such election who is an Affiliate or Related Person of such Group, shall constitute a majority of the Board of Directors of the Borrower.

  "ClientLink Note" means that certain promissory note, dated September 5, 1996,
   ---------------
in the original principal amount of $2,500,000 executed and delivered by ClientLink, Inc. and payable to the order of the Borrower, and any and all renewals, extensions, modifications, amendments, supplements or restatements thereof.

  "Code" means the Internal Revenue Code of 1986, as amended.
   ----

  "Collateral" means any collateral  granted at any time by any Person to the
   ----------
Administrative Lender for the benefit of the Lenders to secure the Obligations; provided, however, that on the Agreement Date or as soon as practical thereafter the Administrative Lender shall release any Liens held by the Administrative Lender insofar as such Liens cover the Receivables and provided, further, that upon the occurrence of the Inventory Release Event, the Administrative Lender shall also release any Liens held by the Administrative Lender insofar as such Liens cover the Inventory of the Borrower or any of its Subsidiaries.

  "Collateral Document" means any document under which Collateral is granted and
   -------------------
any document related thereto.

  "Commitment Fee" has the meaning specified in Section 2.4(a) of the Credit
   --------------
Agreement.

  "Commitments" means, collectively, the Facility A Commitment and the Facility
   -----------
B Commitment, as reduced from time to time pursuant to Section 2.6 of the Credit Agreement.

  "Compliance Certificate" means a certificate, signed by an Authorized
   ----------------------
Signatory, in substantially the form of Exhibit G to the Credit Agreement, appropriately completed.

  "Control" or "Controlled By" or "Under Common Control" means possession,
   -------      -------------      --------------------
directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation.

  "Controlled Group" means as of the applicable date, as to any Person not an
   ----------------
individual, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code; provided, however, that the Subsidiaries of the Borrower shall be deemed to be members of the Borrower's Controlled Group.

  "Credit Agreement" means the Amended and Restated  Credit Agreement, dated
   ----------------
November 3, 1997, among CompuCom Systems, Inc., certain Lenders (as such term is defined in this Exhibit N), and NationsBank of Texas, N.A. as Administrative Lender (as such term is defined in this Exhibit N), as amended, modified, supplemented or restated from time to time.

  "Creditor" means a creditor of the Borrower or any Subsidiary of the Borrower
   --------
and shall not include any Affiliate of any such creditor.

  "Current Maturities" means, with respect to any Person, the principal portion
   ------------------
payable by such Person on Long Term Debt during the twelve-month period immediately succeeding the date of determination.

  "Debtor Relief Laws" means any applicable liquidation, conservatorship,
   ------------------
bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

  "Deed of Trust" means any Deed of Trust or Mortgage, as applicable, relating
   -------------
to the real property of the Borrower purchased with the proceeds of the Facility B Advances, in a form acceptable to the Administrative Lender, as amended, modified, renewed, supplemented or restated from time to time.

  "Default" means an Event of Default and/or any of the events specified in
   -------
Section 8.1 of the Credit Agreement, regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

  "Default Rate" means a simple per annum interest rate equal to (a) with
   ------------
respect to Base Rate Advances the lesser of (i) the Highest Lawful Rate or (ii) the Prime Rate plus 2.00% or (b) with respect to LIBOR Advances, the lesser of
(i) the Highest Lawful Rate or (ii) the LIBOR Basis plus 2% in excess of the Applicable Rate Margin then in effect.

  "Determining Lenders" means, on any date of determination, any combination of
   -------------------
the Lenders having in excess of 50.0% of the aggregate amount of the Advances (which for purposes of the calculation shall include for each Lender an amount equal to the product of such Lender's Specified Percentage multiplied by the aggregate principal amount of Swing Line Advances outstanding) then outstanding; provided, however, that if there are no Advances outstanding hereunder, "Determining Lenders" shall mean any combination of Lenders whose Specified
 --------------------
Percentages aggregate  in excess of 50.0%.

  "Dividend" means, as to any Person, (a) any declaration or payment of any
   --------
dividend (other than a stock dividend) on, or the making of any distribution on account of, any shares of Capital Stock of, or other similar interest in, such Person and (b) any purchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock of, or similar interest in, such Person.

  "Dollar" or "$" means the lawful currency of the United States of America.
   ------      -

  "Domestic Subsidiary" means any Subsidiary of the Borrower other than a
   -------------------
Foreign Subsidiary.

  "EBIT" means, for any period, determined in accordance with GAAP on a
   ----
consolidated basis for the Borrower and its Subsidiaries, the sum of (a) Pretax Net Income (excluding therefrom, to the extent included in determining Pretax Net Income, any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and adding thereto, to the extent included in determining Pretax Net Income, any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) interest expense.

  "EBITDA" means, for any period, determined in accordance with GAAP on a
   ------
consolidated basis for the Borrower and its Subsidiaries, the sum of (a) EBIT plus (b) depreciation, amortization and other non-cash charges (to the extent included in determining EBIT).

  "EFC" means Enterprise Funding Corporation, a Delaware corporation, as
   ---
purchaser of an undivided interest in a portion of the Receivables, as provided by the TAA.

  "Equipment" has the meaning assigned to such term in the UCC.
   ---------

  "Equity" means shares of capital stock or partnership, profits, capital or
   ------
member interest, or options, warrants or any other right to subscribe for or otherwise acquire capital stock or a partnership, profits, capital or member interest, of the Borrower or any Subsidiary of the Borrower.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended
   -----
from time to time, and any
regulation promulgated thereunder.

  "ERISA Event" means, with respect to the Borrower and its Subsidiaries, (a) a
   -----------
Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC pursuant to regulations issued under Section 4043 of ERISA), (b) the withdrawal of any such Person or any member of its Controlled Group from a Plan subject to Title IV of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

  "Event of Default" means any of the events specified in Section 8.1 of the
   ----------------
Credit Agreement, provided that any requirement for notice or lapse of time has been satisfied.

  "Existing Credit Agreement" has the meaning specified in the Background
   -------------------------
provision hereof.

  "Facility A Advance" means an Advance made pursuant to Section 2.1(a) of the
   ------------------
Credit Agreement.

  "Facility A Commitment" means $125,000,000.00, as reduced pursuant to Section
   ---------------------
2.6  of the Credit Agreement .

  "Facility A Maturity Date" means October 30, 2002, or the earlier date of
   ------------------------
termination in whole of the Facility A Commitment pursuant to Section 2.6 or 8.2 of the Credit Agreement.

  "Facility A Notes" means the promissory notes of Borrower evidencing Facility
   ----------------
A Advances hereunder, substantially in the form of Exhibit A of the Credit Agreement, together with any extension, renewal, or amendment thereof, or substitution therefor.

  "Facility B Advance" means an Advance made pursuant  to Section 2.1(b)  of the
   ------------------
Credit Agreement in order to refinance the outstanding Facility B Advances under the Existing Credit Agreement as of the Agreement Date.

  "Facility B Commitment" means $25,000,000.00, as  reduced from time to time
   ---------------------
pursuant to Section 2.6 of the Credit Agreement.

  "Facility B Maturity Date" means  October 30, 2002, or the earlier date of
   ------------------------
termination in whole of the Facility B Commitment pursuant to Section 2.6 or
8.2  of the Credit Agreement.

  "Facility B Notes" means the promissory notes of Borrower evidencing Facility
   ----------------
B Advances hereunder, substantially in the form of Exhibit B to the Credit Agreement, together with any extension, renewal, or amendment thereof, or substitution therefor.

  "Federal Funds Rate" means, for any day, the rate per annum equal to the
   ------------------
weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day for such transactions received by the Administrative Lender from three Federal funds brokers of recognized standing selected by it.

  "Fixed Charges" means, for any date of calculation, calculated for Borrower
   -------------
and its Subsidiaries on a consolidated basis, the sum of, without duplication,
(a) the greater of (i) Current Maturities and (ii) 10% of Funded Debt, plus (b) interest expense (including interest expense pursuant to Capitalized Lease Obligations).

  "Fixed Charge Coverage Ratio" means the ratio of EBITDA to Fixed Charges,
   ---------------------------
calculated for the four consecutive fiscal quarters immediately preceding the date of calculation.

  "Foreign Subsidiary" means any Subsidiary of the Borrower which is not
   ------------------
organized under the laws of any state of the United States of America or the District of Columbia.

  "Funded Debt" means, as of any date of determination, determined for the
   -----------
Borrower and its Subsidiaries on a consolidated basis, (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business, (iv) Capitalized Lease Obligations and (v) Net Exposure Under Securitization.

  "GAAP" means generally accepted accounting principles applied on a consistent
   ----
basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles applied in a current period are comparable in all material respects to those applied in a preceding period.

  "Guaranties" means, collectively, the Parent Guaranty and the Subsidiary
   ----------
Guaranty.

  "Guarantor" means each direct and indirect Subsidiary of the Borrower that
   ---------
executes and delivers a Subsid-
iary Guaranty hereunder.

  "Guaranty" or "Guaranteed", as applied to an obligation of another Person,
   --------      ----------
means (a) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to amounts which may be drawn by beneficiaries of outstanding letters of credit; provided, however, Guaranty does not mean (i) the endorsement of instruments for collection or deposit in the ordinary course of business and (ii) customary indemnities given in connection with asset sales in the ordinary course of business.

  "Hedge Agreements" means any and all agreements, devices or arrangements
   ----------------
designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

  "Highest Lawful Rate" means at the particular time in question the maximum
   -------------------
rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower.

  "Indebtedness" means, with respect to any Person, without duplication, (a) all
   ------------
obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all obligations under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations issued or assumed as the deferred purchase price of property or services, (e) all obligations secured by any Lien on any property or asset owned by such Person (other than accounts payable arising in the ordinary course of business), whether or not the obligation secured thereby shall have been assumed (provided that, unless such obligations shall have been assumed, for purposes of this definition the amount of such Indebtedness at any time shall be deemed to equal the fair market value of such property or asset at such time), (f) to the extent not otherwise included, all Capitalized Lease Obligations of such Person, all obligations in respect of letters of credit, bankers' acceptances and similar instruments, and all obligations under Hedge Agreements, (g) any Guaranty of such Person of any obligation of another Person constituting obligations of a type set forth above and (h) the Net Exposure Under Securitization.

  "Indemnified Matters" has the meaning specified in  Section 5.9(a)  of the
   -------------------
Credit Agreement.

  "Indemnitees" has the meaning specified in Section 5.9(a)  of the Credit
   -----------
Agreement.

  "Initial Pricing Period" means the period from and including the Agreement
   ----------------------
Date to and including the Rate Adjustment Date.

  "Intangible Assets" means those assets which are treated as intangible
   -----------------
pursuant to GAAP, and in any event including, without limitation: (i) obligations, if any, owing by Affiliates to the Borrower or any Subsidiary of the Borrower, (ii) the amount, if any, by which inventory exceeds the lower of cost or market value thereof, (iii) the value of any inventory which is obsolete or damaged or is otherwise deemed by the Administrative

Lender not to be of a marketable quality commensurate with the inventory of the Borrower and its Subsidiaries as a whole; (iv) accounts receivable which are deemed by the Borrower, any of its Subsidiaries or the Administrative Lender to be uncollectible or which should be subject to a reserve for bad debts in accordance with GAAP or which are subject to claims or setoffs; (v) leases and leasehold improvements; (vi) any asset which is intangible or lacks intrinsic and marketable value or collectibility, including without limitation goodwill, noncompetition agreements, patents, copyrights, trademarks, franchises or organization or research and development costs; (vii) organizational and experimental expense; and (viii) unamortized debt discount and expense.

  "Intercreditor Agreements" collectively means the following certain
   ------------------------
agreements: (i) Amended and Restated Intercreditor Agreement dated effective as of April 1, 1996 among NationsBank of Texas, N.A., in its capacity as a lender, the Borrower, IBM Credit Corporation and NationsBank of Texas, N.A. , (ii) Subordination Agreement dated August 22, 1994 among NationsBank of Texas, N.A., in its capacity as a lender, the Borrower, IBM Credit Corporation and Hewlett-Packard Company, (iii) Intercreditor Agreement dated December 27, 1993 among NationsBank of Texas, N.A., in its capacity as a lender, the Borrower and Compaq Computer Corporation, and (iv) any other intercreditor agreement hereafter entered into among NationsBank of Texas, N.A., in its capacity as the Administrative Lender, the Borrower and any Person that is a vendor to the Borrower of Inventory, as any of the foregoing may be renewed, extended, modified, amended, supplemented or restated from time to time.

  "Interest Period" means the period beginning on the day any LIBOR Advance is
   ---------------
made and ending one, two, three or six months thereafter (as the Borrower shall select); provided, however, that all of the foregoing provisions are subject to
          --------  -------
the following:

     (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest

  Period shall be extended to the next succeeding Business Day, unless, with respect to a LIBOR Advance, the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

     (ii) any Interest Period with respect to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

     (iii) the Borrower may not select any Interest Period which ends after the date of a scheduled principal payment on the Advances unless, after giving effect to such selection, the aggregate unpaid principal amount of the LIBOR Advances for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Advances or Facility B Commitment are required to be reduced after such scheduled principal payment is made.

  "Inventory" has the meaning assigned to such term in the UCC.
   ---------

  "Inventory Release Event" means the the occurrence  of all of the following
   -----------------------
events: (i) the release in writing (in form and substance acceptable to the Administrative Lender) by all holders (other than the Administrative Lender) of all Liens covering the Inventory, or any of same, of the Borower and/or any of its Subsidiaries, (ii) the release or termination, as applicable, of any and all UCC financing statements with respect to such Liens on such Inventory, (iii) the delivery to the Administrative Lender of UCC searches, or other evidence acceptable to the Administrative Lender, evidencing such releases, and (iv) the delivery to the Administrative Lender of such other documents, agreements and papers as the Administrative Lender shall reasonably request in order to evidence that such Inventory is not subject to any Lien(s) in favor of any Person (other than the Administrative Lender).

  "Investment" means any acquisition of all or substantially all assets of any
   ----------
Person, or any direct or indirect purchase or other acquisition of, or beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than loans or advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to, or investment in any other Person, including without limitation the purchase of accounts receivable of any other Person that are not current assets or do not arise in the ordinary course of business.

  "Issuing Bank" means NationsBank of Texas, N.A., a national banking
   ------------
association, in its capacity as issuer of the Letters of Credit.

  "Landlord's Waiver" means an agreement in form and substance satisfactory to
   -----------------
the Administrative Lender pursuant to which the landlord of any leased location where any Collateral is located shall waive its rights, if any, to the Collateral and shall grant to the Administrative Lender rights to enter upon the premises to inspect, remove or dispose of the Collateral.

  "Law" means any statute, law, ordinance, regulation, rule, order, writ,
   ---
injunction, or decree of any Tribunal.

  "Lender" means each financial institution shown on the signature pages hereof
   ------
so long as such financial institution maintains a portion of the Commitments or is owed any part of the Obligations (including the Administrative Lender in its individual capacity), and each Assignee that hereafter becomes a party hereto pursuant to Section 11.6 of the Credit Agreement, subject to the limitations set forth therein.

  "L/C Related Documents" has the meaning specified in Section 2.15(e) of the
   ---------------------
Credit Agreement.

  "Letter of Credit" has the meaning specified in  Section 2.15(a) of the
   ----------------
Credit Agreement.

  "Letter of Credit Agreement" has the meaning specified in Section 2.15(b) of
   --------------------------
the Credit Agreement.

  "Letter of Credit Facility" has the meaning specified in Section 2.15(a) of
   -------------------------
the Credit Agreement.

  "Leverage Ratio" means, for any date of calculation, the ratio of Funded Debt
   --------------
as of the date of determination to EBITDA calculated for the four consecutive fiscal quarters immediately preceding the date of calculation.

  "LIBOR Advance" means an Advance which the Borrower requests to be made as a
   -------------
LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 of the Credit Agreement.

  "LIBOR Basis" means a simple per annum interest rate equal to the lesser of
   -----------
(a) the Highest Lawful Rate, or (b) the sum of the LIBOR Rate plus the Applicable LIBOR Rate Margin. The LIBOR Basis shall, with respect to LIBOR Advances subject to reserve or deposit requirements, be subject to premiums for such reserve or deposit requirements assessed by each Lender to the extent incurred by such Lender, which are payable directly to each Lender. Once determined, the LIBOR Basis shall remain unchanged during the applicable Interest Period.

  "LIBOR Lending Office" means, with respect to a Lender, the office designated
   --------------------
as its LIBOR Lending Office on Schedule 1 attached to the Credit Agreement, and such other office of the Lender or any of its Affiliates hereafter designated by notice to the Borrower and the Administrative Lender.

  "LIBOR Rate" means, for any LIBOR Advance for any Interest Period therefor,
   ----------
the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for
                                                     ----------
any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided,
                                                                       --------
however, if more than one rate is specified on Reuters Screen LIBO Page, the
-------
applicable rate shall be the arithmetic mean of all such rates.

  "Lien" means, with respect to any property, any mortgage, lien, pledge,
   ----
collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other similar encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

  "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or
   ----------
investigation by or before any Tribunal, including, without limitation, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax or other Law, or under or pursuant to any contract, agreement or other instrument.

  "Loan Documents" means the Credit Agreement, the Notes, the Security
   --------------
Agreement, the Pledge Agreement, the Subsidiary Guaranty, any other Collateral Document, the Administrative Lender Fee Letter, any Hedge Agreements entered into with any Lender, and any other document or agreement executed or delivered from time to time by the Borrower, any Subsidiary of the Borrower or any other Person in connection herewith or as security for the Obligations.

  "Long Term Debt" means any obligation which is due
   --------------
one year or more from the date of creation thereof which under GAAP is shown as a liability, plus (without duplication) amounts equal to the aggregate net rentals (after making allowances for any interest, taxes or other expenses included therein) payable more than one year from the date of creation thereof under Capitalized Lease Obligations.

  "Material Adverse Effect" means any act or circumstance or event that (a)
   -----------------------
could reasonably be expected to be material and adverse to the business, financial condition, results of operations, or business prospects of the Borrower and its Subsidiaries taken as a whole, or (b) in any manner whatsoever does or could reasonably be expected to materially and adversely affect the validity or enforceability of any Loan Document.

  "Multiemployer Plan" means, as to any Person, at any time, a "multiemployer
   ------------------
plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

  "NationsBank" means NationsBank of Texas, N.A., a national banking
   -----------
association, in its capacity as a Lender hereunder.

  "NCGI Note" means that certain subordinated convertible note, dated October
   ---------
31, 1995, in the original principal amount of $3,000,000, executed and delivered by the Borrower and payable to the order of Network Compatibility Group, Inc.

  "Necessary Authorization" means any right, franchise, license, permit,
   -----------------------
consent, approval or authorization from, or any filing or registration with, any Tribunal or any Person necessary or appropriate to enable the Borrower or any Subsidiary of the Borrower to maintain and operate its business and properties, including the sale of any Inventory.

  "Net Cash Proceeds" means, with respect to any sale,
   -----------------
lease, transfer or other disposition of any asset by any Person, the amount of cash received by such Person in connection with such transaction (including cash proceeds of any property received in consideration of any such sale, lease, transfer or other disposition) after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction or to the asset that is the subject thereof: (i) reasonable brokerage commissions, legal fees, finder's fees, financial advisory fees, accounting fees, underwriting fees, investment banking fees and other similar commissions and fees, in each case, to the extent paid or payable by such Person; (ii) filing, recording or registration fees or charges or similar fees or charges paid by such Person; (iii) taxes paid or payable by such Person or any shareholder, partner or member of such Person to governmental taxing authorities as a result of such sale or other disposition; and (iv) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness that is secured by a Lien on the asset in question and that is required to be repaid under the terms thereof as a result of such asset sale.

  "Net Exposure Under Securitization" means, for any date of calculation, the
   ---------------------------------
sum of the following (without duplication): (i) the "Net Investment" (as such term is defined in the TAA) as of such date of calculation and (ii) any and all obligations and liabilities of the Borrower, CFI or any other Subsidiary of Borrower under, or in connection with, the Securitization, as of such date of calculation, to the extent that same constitute liabilities of the Borrower or of any Subsidiary of the Borrower under GAAP or would, under GAAP, constitute liabilities of the Borrower or of any Subsidiary of the Borrower if the Securitization was treated as an on balance sheet transaction.

  "Net Income" means, with respect to any Person for any period, the net income
   ----------
(loss) of such Person, after provisions for taxes and extraordinary items, determined in accordance with GAAP.

  "Net Worth" means, as of any date of calculation, for the Borrower and its
   ---------
Subsidiaries, on a consolidated basis, determined in accordance with GAAP, the consolidated total stockholders' equity of the Borrower and its Subsidiaries.

  "Notes" means, collectively, the Facility A Notes, the Facility B Notes and
   -----
the Swing Line Note.

  "Notice of Borrowing" has the meaning specified in Section 2.2(a) of the
   -------------------
Credit Agreement.

  "Notice of Issuance" has the meaning specified in Section 2.15(b) of the
   ------------------
Credit Agreement.

  "Obligations" means (a) all obligations of any nature (whether matured or
   -----------
unmatured, fixed or contingent, including the Reimbursement Obligations) of the Borrower or any other Obligor to any Lender or the Administrative Lender under any of the Loan Documents as they may be amended from time to time, and (b) all obligations of the Borrower or any other Obligor for losses, damages, expenses or any other liabilities of any kind that any Lender may suffer by reason of a breach by the Borrower or any other Obligor of any obligation, covenant or undertaking with respect to any Loan Document payable by the Borrower or any other Obligor under any Loan Document.

  "Obligor" means the Borrower and each Guarantor.
   -------

  "Operating Lease" means any operating lease, as defined in the Financial
   ---------------
Accounting Standard Board Statement of Financial Accounting Standards No. 13, dated November, 1976 or otherwise in accordance with GAAP.

  "Participant" has the meaning specified in Section 11.6(c) of the Credit
   -----------
Agreement

  "Participation" has the meaning specified in Section 11.6(c) of the Credit
   -------------
Agreement.

  "Payment Date" means the last day of the Interest
   ------------

Period for any LIBOR Advance.

  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding
   ----
to any or all of its functions under ERISA.

  "Permitted Liens" means, as applied to any Person:
   ---------------

  (a) Any Lien in favor of the Lenders to secure the Obligations hereunder;

  (b) (i) Liens on real estate for ad valorem taxes not yet delinquent, and (ii) Liens for taxes, assessments, governmental charges, levies or claims that are not yet delinquent or that are being diligently contested in good faith by appropriate proceedings in accordance with Section 5.6 of the Credit Agreement and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

  (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

  (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

  (e) Easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere in any material respect with the ordinary conduct of the business of such Person;

  (f) Liens created to secure the purchase price of assets acquired (or existing on property at the time such property is acquired) by such Person or created to secure Indebtedness permitted by Section 7.1(c) or 7.1(d) of the Credit Agreement, which is incurred solely for the purpose of financing the acquisition of such assets and incurred at the time of acquisition or which exists against such assets at the time of acquisition thereof, so long as each such Lien shall at all times be confined solely to the asset or assets so acquired (and proceeds thereof), and refinancings thereof so long as any such Lien remains solely on the asset or assets acquired and the amount of Indebtedness related thereto is not in creased; provided, however, that from and after the occurrence of the Inventory Release Event, Liens covering Inventory of the Borrower or any of its Subsidiaries shall not constitute Permitted Liens hereunder;

  (g) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that
(i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured (subject to customary deductibles) and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Determining Lenders;

  (h) Any Liens which are described on Schedule 2 to the Credit Agreement, and Liens resulting from the refinancing of the related Indebtedness, provided that the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower; provided, however, that from and after the occurrence of the Inventory Release Event, Liens covering Inventory of the Borrower or any of its Subsidiaries shall not constitute Permitted Liens hereunder;

  (i) Liens arising from filing Uniform Commercial Code financing statements for precautionary purposes relating solely to true leases of personal property permitted by this Agreement under which the Borrower or any of its Subsidiaries is a lessee;

  (j) Any zoning or similar law or right reserved to or vested in any Tribunal to control or regulate the use of any real property;

  (k) Any other title exception with respect to real property assets disclosed by any preliminary title report, title commitment report or other search of title provided to the Administrative Lender in accordance with this Agreement unless disapproved by the Administrative Lender prior to the Agreement Date;

  (l) Any Lien in favor of any Lender to secure any obligations owed to such Lender in respect of any Hedge Agreement;

  (m) Liens incurred or deposits made to secure the performance of bids, trade contracts (other than for Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

  (n) Liens securing Indebtedness or other obligations of the Borrower or a Subsidiary of the Borrower owing to the Borrower or a Subsidiary;

  (o) Liens to the extent allowed under the MSAA or the Intercreditor Agreements; provided, however, that from and after the occurrence of the Inventory Release Event, Liens covering Inventory of the Borrower or any of its Subsidiaries shall not constitute Permitted Liens hereunder;

  (p) Liens in favor of EFC under, or in connection with, the TAA and/or the RPA;

  (q) any replacements or renewals of Liens (but no increases in the Indebtedness secured thereby) permitted by clauses (f), (h), (i), (j), (m),
(o) and (p) hereof; and

  (r) Liens securing Indebtedness permitted by Section 7.1(k) of the Credit Agreement, to the extent only that such Liens cover Inventory manufactured by, purchased from or acquired from the holder of such Indebtedness and any renewals thereof; provided, however, that from and after the occurrence of the Inventory Release Event, Liens covering Inventory of the Borrower or any of its Subsidiaries shall not constitute Permitted Liens hereunder.

  "Person" means an individual, corporation, partnership, trust or
   ------
unincorporated organization, or a government or any agency or political subdivision thereof.

  "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA
   ----
(including a Multiemployer Plan) pursuant to which any employees of the Borrower, its Subsidiaries or any member of their Controlled Group participate.

  "Pledge Agreement" means the pledge agreement, substantially in the form of
   ----------------
Exhibit F of the Credit Agreement, as amended, modified, renewed, supplemented or restated from time to time, executed by the Borrower.

  "Pretax Net Income" means net profit (or loss) before taxes of the Borrower
   -----------------
and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

  "Prime Rate" means, at any time, the prime interest rate announced or
   ----------
published by the Reference Lender from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Reference Lender as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Reference Lender.

  "Quarterly Date" means the last day of each March, June, September and
   --------------
December, beginning December 31, 1997.

  "Rate Adjustment Date" means the date which is two Business Days following the
   --------------------
date that the Lenders receive the financial statements for the fiscal year ending December 31, 1996, required to be delivered pursuant to Section 6.2 of the Credit Agreement.

  "Receivables" has the meaning assigned to such term in the RPA.
   -----------

  "Reference Lender" means NationsBank; provided that if the NationsBank
   ----------------
Commitments shall terminate and it shall have no Advances and Letters of Credit outstanding hereunder, NationsBank shall cease to be the Reference Lender, and Administrative Lender (after consultation with Borrower) shall, with notice to Borrower and Lenders, designate another Lender as the Reference Lender.

  "Reimbursement Obligations" means, in respect of any Letter of Credit as at
   -------------------------
any date of determination, the sum of (a) the maximum aggregate amount which is then available to be drawn under such Letter of Credit plus (b) the aggregate amount of all drawings under such Letter of Credit not theretofore reimbursed by the Borrower.

  "Related Person" means (a) any Affiliate of the Borrower, (b) any individual
   --------------
or entity who directly or indirectly holds 10% or more of any class of Capital Stock of the Borrower, (c) any relative of such individual by blood, marriage or adoption not more remote than first cousin and (d) any officer or director of the Borrower.

  "Release Date" means the date on which the Notes have been paid, all other
   ------------
Obligations due and owing have been paid and performed in full, and the Commitments have been terminated.

  "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA.
   ----------------

  "Restricted Payments" means, collectively, (i) Dividends and (ii) any (A)
   -------------------
payment or prepayment of principal, premium or penalty on any Subordinated Debt of the Borrower or any Subsidiary of the Borrower or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any Subordinated Debt (including, without limitation, the setting aside of assets or the deposit of funds therefor) and (B) prepayment of interest on any Subordinated Debt.

  "Rights" means rights, remedies, powers and privileges.
   ------

  "RPA" means  that certain Receivables Purchase Agreement, dated as of April 1,
   ---
1996, as amended and restated as of November 3, 1997, between the Borrower and CFI providing for the sale by the Borrower to CFI and the purchase by CFI from the Borrower all Receivables now owned and hereafter acquired and arising from time to time prior to termination of the RPA, on the terms provided therein, as the same may be renewed, extended, modified, amended or restated from time to time.

  "Securitization" means, collectively, the transactions evidenced and governed
   --------------
by the Securitization Documents.

  "Securitization Documents" means, collectively, the RPA and the TAA and any
   ------------------------
other agreements or documents executed or delivered by any Person in connection therewith.

  "Security Agreement" means the security agreement relating to all Inventory
   ------------------
and Equipment (and all computer programs, applications, disks, plans, manuals, specifications, files and other records pertaining thereto) of the Borrower and its Subsidiaries, substantially in the form of Exhibit D to the Credit Agreement, as amended, modified, renewed, supplemented or restated from time to time.

  "Solvent" means, with respect to any Person, that the fair value of the assets
   -------
of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

  "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., or
   ---------------
such other legal counsel as the Administrative Lender may select.

  "Specified Percentage" means, as to any Lender, the percentage indicated
   --------------------
beside its name on the signature pages hereof, or if applicable, specified in its most recent Assignment Agreement.

  "Subordinated Debt" means (i) the NCGI Note and (ii) any other Indebtedness of
   -----------------
the Borrower or any Subsidiary of the Borrower having maturities and terms, and which is subordinated to payment of the Obligations in a manner, approved in writing by the Administrative Lender and the Determining Lenders, with only such changes or amendments as are not prohibited by Section 7.22 of the Credit Agreement.

  "Subsequent Pricing Period" means the period from and including the date which
   -------------------------
is the first day following the end of the Initial Pricing Period to and including the Facility A Maturity Date or Facility B Maturity Date, whichever is later.

  "Subsidiary" of any Person means any corporation, partnership, joint venture,
   ----------
trust or estate or other Person of which (or in which) more than 50% of:

     (a) the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingen-

  cy),

     (b) the interest in the capital or profits of such partnership or joint venture,

     (c) the beneficial interest of such trust or estate, or

     (d) the equity interest of such other Person,

  is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries; provided, however, that no Person shall be deemed to be a Subsidiary of the Borrower solely by virtue of the fact that certain shares of the stock of such Person have been pledged to the Borrower.

  "Subsidiary Guaranty" means a guaranty, substantially in the form of Exhibit
   -------------------
I to the Credit Agreement, executed and delivered by each Guarantor, as such guaranty(ies) may be amended, supplemented, modified, renewed or otherwise restated from time to time.

  "Swing Line Advance" means an Advance made pursuant to Section 2.1(c) of the
   ------------------
Credit Agreement.

  "Swing Line Bank" means NationsBank of Texas, N.A. and any successor thereto
   ---------------
appointed in accordance with Section 10.1(b) of the Credit Agreement.

  "Swing Line Facility" has the meaning specified in Section 2.1(c) of the
   -------------------
Credit Agreement.

  "Swing Line Note" means the Swing Line Note of the Borrower payable to the
   ---------------
order of the Swing Line Bank, substantially in the form of Exhibit C of the Credit Agreement, together with any extension, renewal, or amendment thereof, or substitution therefor.

  "TAA" means that certain the Transfer and Administration Agreement, dated as
   ---
of April 1, 1996, as amended and restated as of November 3, 1997, among the Borrower,

CFI, EFC and NationsBank, N.A. in its capacity as Agent and a Bank Investor thereunder, providing for the transfer by CFI to EFC and the acceptance by EFC from CFI of an undivided interest in certain Receivables acquired by CFI from the Borrower pursuant to the RPA, from time to time, on the terms provided therein, as the same may be renewed, extended, modified, amended or restated from time to time.

  "Tangible Net Worth" means the sum of the following for the Borrower and its
   ------------------
Subsidiaries, on a consolidated basis, determined in accordance with GAAP, (a) Net Worth minus (b) the sum of the following (without duplication in respect of items already deducted in arriving at Net Worth): Intangible Assets, and any write-up in the book value of assets resulting from revaluation thereof subsequent to December 31, 1995.

  "Taxes" has the meaning specified in Section 2.14 of the Credit Agreement.
   -----

  "Tribunal" means any state, commonwealth, federal, foreign, territorial, or
   --------
other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental or other regulatory or public body or authority.

  "UCC" means the Uniform Commercial Code of Texas, as amended from time to
   ---
time, and the Uniform Commercial Code applicable in such other states as any Collateral may be located.

  "Unused Portion" means an amount equal to the result of (a) the sum of (i) the
   --------------
Facility A Commitment plus (ii) the Facility B Commitment minus (b) the sum of
(i) the outstanding Facility A Advances plus (ii) the outstanding Facility B Advances plus (iii) the outstanding Reimbursement Obligations in respect of the Letters of Credit.

                                                                       EXHIBIT O
                                                                       ---------


                        [Inventory Financing Agreement]

                                      O-1